Exhibit 10.83

CREDIT AGREEMENT

by and between

CLEAN COAL SOLUTIONS, LLC

as Borrower,

and

COBIZ BANK

(D/B/A COLORADO BUSINESS BANK IN THE STATE OF COLORADO),

as Lender

$10,000,000 Senior Secured Revolving Facility

dated as of

March 30, 2011

i

EXHIBITS

EXHIBIT A	FORM OF LOAN NOTICE
EXHIBIT B	FORM OF BORROWER PLEDGE AGREEMENT (CLOSING DATE)
EXHIBIT C	FORM OF BORROWER PLEDGE AGREEMENT (POST-CLOSING)
EXHIBIT D	FORM OF COMPLIANCE CERTIFICATE

SCHEDULES

SCHEDULE 1                DISCLOSURE SCHEDULE

CREDIT AGREEMENT

This Credit Agreement is entered into as of the 30th day of March, 2011, by and between Clean Coal Solutions, LLC, a Colorado limited liability company, as Borrower, and CoBiz Bank, a bank doing business in the State of Colorado as Colorado Business Bank, as Lender.

Recitals

Borrower has requested that Lender provide Borrower with a senior revolving facility in an aggregate principal amount not to exceed $10,000,000, and Lender is willing to provide such facility on the terms and subject to the conditions set forth herein and in the other Loan Documents (as defined below).

Agreement

In consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

ARTICLE I

TERMS DEFINED

Section 1.1 Definitions. For all purposes of this Agreement (including the introductory paragraph and recitals above), except as otherwise expressly provided or unless the context otherwise requires: the terms defined in this Section 1 have the meanings assigned to them in this Section; all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; all terms not otherwise defined herein have the meanings assigned to them in the UCC; and if a term has a meaning assigned to it in accordance with GAAP and in the UCC, the UCC definition shall apply.

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that in no case shall Lender or any Affiliate of Lender be deemed to be an Affiliate of Borrower or any of Borrower’s Subsidiaries for purposes of this Agreement or any other Loan Document.

“Agreement” means this Credit Agreement as the same may hereafter be amended, restated, replaced, supplemented, substituted or otherwise modified from time to time.

“Amortization Date” (a) if Lender has received from Borrower on or prior to September 30, 2011 a Clean Coal Transaction LOI, March 30, 2012 and (b) if Lender has not received from Borrower on or prior to September 30, 2011 a Clean Coal Transaction LOI, September 30, 2011.

“Applicable Environmental Law” means any federal, state or local law, common law, ordinance, regulation or policy, as well as order, decree, permit, judgment or injunction issued, promulgated, approved, or entered thereunder, relating to the environment, health and safety, or Hazardous Substances (including the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under, or about any real property owned, leased or operated at any time by any Restricted Person or any real property owned, leased or operated by any other party including soil, groundwater, and indoor and ambient air conditions.

“Borrower” means Clean Coal Solutions, LLC, a Colorado limited liability company.

“Borrower Account” means (i) the cash account held in Denver, Colorado, U.S.A., with Lender with account number 3235270 held in the name of Borrower and (ii) such other account(s) as may be substituted for or replace or supersede any such account from time to time with the prior written consent of Lender (which consent may be granted or withheld in Lender’s sole discretion).

“Borrower Pledge Agreements” means, collectively, the Borrower Pledge Agreement (Closing Date), each pledge agreement executed and delivered by Borrower to Lender pursuant to Section 4.1(b) and each Borrower Pledge Agreement (Post-Closing).

“Borrower Pledge Agreement (Closing Date)” means a Pledge Agreement substantially in the form of Exhibit B attached hereto (with applicable conforming changes) to be executed by Borrower.

“Borrower Pledge Agreement (Post-Closing)” means a Pledge Agreement substantially in the form of Exhibit C attached hereto (with applicable conforming changes) to be executed by Borrower.

“Borrowing” means a borrowing consisting of simultaneous Loans pursuant to Section 2.1.

“Business Day” means any day except a Saturday, Sunday or other day on which national banks in Denver, Colorado, are authorized by Law to close.

“Change of Control” means that, for any reason, (a) ADA-ES, Inc. and NexGen Refined Coal, LLC collectively shall cease, directly or indirectly, to own and Control legally and beneficially at least 70% of the issued and outstanding Equity of Borrower, (b) NexGen Refined Coal, LLC shall cease, directly or indirectly, to own and Control legally and beneficially at least 35% of the issued and outstanding Equity of Borrower, (c) Borrower shall cease, directly or indirectly, to own and Control legally and beneficially at least 95% of the issued and outstanding Equity of any Material Subsidiary of Borrower, except as a result of the consummation of a Clean Coal Transaction so long as the Clean Coal Transaction Requirements are satisfied as of immediately following consummation of such Clean Coal Transaction.

“Clean Coal Transaction” means a renewable energy project that (i) involves the sale and installation of one or more facilities that produce Borrower’s patented refined coal product, CyClean, and (ii) is intended to qualify for refined coal production tax credits under Section 45 of the Code.

“Clean Coal Transaction LOI” means a fully executed letter of intent or similar agreement between Borrower (or one or more Subsidiaries of Borrower) and a utility, with respect to a Clean Coal Transaction to be consummated after the Closing Date and on or before December 31, 2011.

“Clean Coal Transaction Requirements” means, at any time of determination, either (A) all of the Obligations shall have been paid in full in cash or otherwise performed in full and Lender shall have no further commitment to lend or to make any other credit extension to Borrower under any Loan Document or (B) (1) no Event of Default or, in the case of any event described in
Section 10.1(a), Section 10.1(b), Section 10.1(g) or Section 10.1(h), Default, then exists, (2) Borrower has made (or will timely make) all associated mandatory prepayments required under Section 2.6 in accordance with Section 2.6 and (3) Borrower has complied (and, if applicable, caused each applicable Subsidiary to comply) with the requirements of Article IV of this Agreement and Section 7.13(b) of the Borrower Pledge Agreement (Closing Date) (or any similar provision of any pledge agreement executed and delivered by Borrower to Lender pursuant to Section 4.1(b)).

“Closing Date” means the date upon which all of the conditions precedent set forth in Section 5.1 have been satisfied; provided that, in no event shall such date be later than March 31, 2011.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property of any kind which is subject to a Lien in favor of Lender or which, under the terms of any Loan Document, is purported to be subject to such a Lien.

“Commitment” means the commitment of Lender to make Loans hereunder in an initial amount of $10,000,000, as such amount shall be reduced from time to time pursuant to Section 2.6(b) or Section 2.8.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Default” means any condition or event that constitutes an Event of Default or that with the giving of notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means, at the time in question, the rate per annum equal to five percent (5%) above the highest Interest Rate otherwise applicable to any amounts then outstanding with respect to any principal of any Loan or any other amount payable by Borrower under any Loan Document that is not paid when due (whether at stated maturity, by acceleration, or otherwise); provided that no Default Rate charged by any Person shall ever exceed the Maximum Lawful Rate.

“Disclosure Schedule” means Schedule 1 hereto.

“Draw Period” means the period from the Closing Date to the earliest of: (i) the Amortization Date; (ii) the date of termination of the Commitment pursuant to Section 2.8; and (iii) the date of termination of the commitment of Lender to make Loans pursuant to Section 10.2.

“EBITDA” means, for any period, net earnings of Borrower and its Subsidiaries (on a consolidated basis), plus, to the extent deducted in the calculation of net earnings, the sum of interest expense, taxes, depreciation and amortization; less, to the extent included in the calculation of net earnings, extraordinary losses or gains.

“Environmental Complaint” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state or municipal authority against any Restricted Person involving (a) a Hazardous Discharge from, onto or about any real property owned, leased or operated at any time by any Restricted Person, (b) a Hazardous Discharge caused, in whole or in part, by any Restricted Person or by any Person acting on behalf of or at the instruction of any Restricted Person, or (c) any violation of any Applicable Environmental Law by any Restricted Person.

“Equity” means, with respect to any Person, all of the shares of capital stock, membership interests, partnership interests, trust interests or other ownership or profit interests in such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or other such ownership or profit interests in such Person, all of the securities convertible into or exchangeable for shares of capital stock of or other such ownership or profit interests in such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or such other interests, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any corporation or trade or business under common control with any Restricted Person as determined under section 4001(a)(14) of ERISA.

“Events of Default” has the meaning specified in Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fiscal Quarter” means the fiscal quarter of Borrower and its Subsidiaries, ending on the last day of each March, June, September and December of each year.

“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries, ending on December 31.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by “comfort letter” or other similar undertaking of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Discharge” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Substance from or onto any real property owned, leased or operated at any time by any Restricted Person or any real property owned, leased or operated by any other party.

“Hazardous Substance” means any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Applicable Environmental Law or which is otherwise regulated by any Applicable Environmental Law or is required to be investigated or remediated by or pursuant to any Applicable Environmental Law.

“Hedge Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Indebtedness” means, for any Person at any time, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all other indebtedness (including capitalized lease obligations) of such Person on which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) any amount owed by such Person representing the deferred purchase price of property or services other than accounts payable incurred in the ordinary course of business and in accordance with customary trade terms and that are not more than one hundred twenty (120) days past the invoice date, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed or is limited in recourse, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty and similar instruments, (h) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (i) all off-sheet balance liabilities of such Person, (j) all obligations and indebtedness of such Person with respect to any Hedge Contract, and (k) all Guarantees by such Person in respect of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity.

“Indemnitee” has the meaning set forth in Section 12.3(b).

“Interest Rate” means, for any day, the rate per annum equal to the higher of (a) the Prime Rate for such day plus 1.00% and (b) 5.00%; provided that the Interest Rate charged by any Person shall never exceed the Maximum Lawful Rate. Any change in the Interest Rate due to a change in the Prime Rate shall be effective automatically and without notice to Borrower on the effective date of such change in the Prime Rate.

“Investment” means, with respect to any Person, any loan, advance, extension of credit, capital contribution to, investment in or purchase of the stock or other securities of, or interests in, any other Person; provided, that, “Investment” shall not include current customer and trade accounts that are payable in accordance with customary trade terms.

“Laws” means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality or Governmental Authority.

“Lender” means CoBiz Bank, a bank doing business in the State of Colorado as Colorado Business Bank.

“Lending Office” means Lender’s office located at its address identified on the signature pages hereof or such other office of Lender (or an affiliate of Lender) as Lender may from time to time specify to Borrower by written notice in accordance with the terms hereof as the office by which Loans are to be made and maintained.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” has the meaning set forth in Section 2.1(a).

“Loan Documents” means this Agreement, the Note, each Borrower Pledge Agreement, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended, restated, replaced, supplemented, substituted or otherwise modified from time to time.

“Loan Notice” means with respect to any request for Borrowing of Loans hereunder, a notice from Borrower, substantially in the form of, and containing the information prescribed by, Exhibit A, delivered to Lender.

“Margin Regulations” means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Margin Stock” means “margin stock” as defined in Regulation U.

“Material Adverse Effect” means a material adverse change in or a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of Borrower, individually, or the Restricted Persons, taken as a whole, (b) the ability of Borrower (or, if applicable, any other Subsidiary) to perform its obligations under the Loan Documents, (c) the validity or enforceability of any Loan Document against Borrower or, if applicable, any Subsidiary, that is a party thereto or (d) to the extent not covered by the foregoing clause (c), the rights and remedies of Lender under the Loan Documents.

“Material Agreement” means any material written or oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, that is not cancelable by such Person upon notice of ten (10) days or less without liability for further payment.

“Material Subsidiary” means, as of the Closing Date or any other date of determination, any Subsidiary that either owns or holds title to assets in excess of $100,000 (as determined in accordance with GAAP) as of such date.

“Maturity Date” means March 30, 2013; provided, however, if Lender has not received from Borrower on or prior to September 30, 2011 a Clean Coal Transaction LOI, the “Maturity Date” shall mean September 30, 2012.

“Maximum Lawful Rate” means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest that, at the time in question would not cause the interest charged on the portion the Loans (or, if applicable, any other Obligations) owed to Lender at such time to exceed the maximum amount that Lender would be allowed to contract for, charge, take, reserve, or receive under applicable Laws after taking into account, to the extent required by applicable Laws, any and all relevant payments or charges under the Loan Documents.

“Non-Excluded Taxes” has the meaning specified in Section 11.2(a).

“Note” has the meaning set forth in Section 2.3(b), and includes all modifications, extensions, renewals, restatements, replacements and rearrangements thereof.

“Obligations” means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of Borrower to Lender or any Affiliate of Lender arising pursuant to the Loan Documents, and all interest accrued thereon and costs, expenses, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the declaration of trust or the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” has the meaning specified in Section 11.2(b).

“Outstanding Credit” means, on any date, the aggregate outstanding principal balance of Loans on such date, including the amount of any Borrowing to be made on such date.

“Patriot Act” has the meaning specified in Section 12.17.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Liens” means with respect to any asset:

(a) Liens securing the Obligations and Liens securing Indebtedness permitted under Section 8.1(b);

(b) mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s Liens and other similar Liens arising by operation of Law in the ordinary course of business that are not more than thirty (30) days delinquent (except to the extent permitted by Section 7.7);

(c) Liens for Taxes or assessments not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action, as permitted by Section 7.7;

(d) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other similar social security legislation, excluding any Lien imposed by ERISA;

(e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, except in each case any such Liens securing Indebtedness (other than, for the avoidance of doubt, Liens securing the Obligations or any other Indebtedness permitted under Section 8.1(e));

(f) easements, rights of way, restrictions and other similar encumbrances affecting real property and incurred in the ordinary course of business that, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the use of such property or the ordinary conduct of the business of the applicable Person; and

(g) Liens securing Indebtedness permitted under Section 8.1(e); provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness and proceeds thereof.

“Person” means an individual, a corporation, a limited liability company, a partnership, a joint venture, an association, a trust or any other entity or organization, including a Government Authority.

“Plan” means (a) with respect to a Restricted Person, an employee benefit plan within the meaning of section 3(3) of ERISA, and any other similar plan, policy or arrangement, including an employment contract, whether formal or informal and whether legally binding or not, under which any Restricted Person has any current or future obligation or liability or under which any present or former employee of any Restricted Person, or such present or former employee’s dependents or beneficiaries, has any current or future right to benefits resulting from the present or former employee’s employment relationship with any Restricted Person, and (b) with respect to an ERISA Affiliate, a plan described in clause (a) preceding if, and only if, such plan is subject to Title IV of ERISA.

“Prime Rate” means the floating commercial loan rate index known as the WALL STREET JOURNAL PRIME RATE, adjusted in each case as of the day in which a change in the WALL STREET JOURNAL PRIME RATE occurs (but not more often than each day). The WALL STREET JOURNAL PRIME RATE may not be the lowest rate charged by Lender on its commercial or other loans. In the event that the WALL STREET JOURNAL PRIME RATE becomes unavailable, Lender, in its sole discretion, may designate a substitute index, which substitute index may or may not be announced to the public and may or may not be the lowest rate charged by Lender for commercial or other loans.

“Purchasers” has the meaning specified in Section 12.9(b).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, as in effect from time to time.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, trustees, employees, affiliates, shareholders, Controlling persons, agents and advisors of such Person and of such Person’s Affiliates.

“Restricted Persons” means, collectively, Borrower and each Material Subsidiary of Borrower, and “Restricted Person” means any one of the foregoing.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Solvent” means, with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the property of such Person will, as of such date, exceed the amount of all “debts of such Person at a fair valuation, contingent or otherwise”, as of such date, (b) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (c) such Person will generally be able to pay its debts as they mature. For purposes of this definition, (i) ”debt” means liability on a “claim”, (ii) ”claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured, and (iii) all quoted phrases and other terms used in this definition shall be determined in accordance with applicable federal and state statutes and corresponding interpretive case laws governing determinations of the insolvency of debtors, except that terms used herein which are defined elsewhere in this Agreement are used as so defined.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. The term “Subsidiary” shall include Subsidiaries of Subsidiaries (and so on). Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower. For the avoidance of doubt, the parties acknowledge and agree that Clean Coal Solutions Services, LLC, a Colorado limited liability company formerly known as Clean Coal Services, LLC, is a sister company to Borrower and is not a Subsidiary of Borrower.

“Taxes” means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, capital transaction taxes, foreign exchange taxes or other charges, or other charges of any nature whatsoever, from time to time or at any time imposed by Law or any Governmental Authority. “Tax” means any one of the foregoing.

“UCC” means the Uniform Commercial Code as in effect in the State of Colorado from time to time, or in any jurisdiction the laws of which may be applicable to or in connection with the creation, perfection or priority of any security interest purported to be created under this Agreement or any other Loan Document, as applicable.

Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be expressed in U.S. dollars and shall be prepared in accordance with GAAP, applied on a consistent basis, as in effect from time to time;

provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Lender shall so request, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Borrower and Lender); provided further that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.3 Money. Unless expressly stipulated otherwise, all references herein to “dollars,” “money,” “funds,” “payments,” “prepayments” or similar financial or monetary terms, are references to currency of the United States of America.

Section 1.4 Terms Generally; References and Titles. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall include all exhibits, schedules, annexes and attachments thereto and shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, replaced, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, replacements, extensions, supplements or modifications set forth herein or in any other Loan Document), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Annexes, Exhibits and Schedules, without further qualification, shall be construed to refer to Articles, Sections of, and Annexes, Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights (provided that this clause (f) shall not expand, enlarge, add to or otherwise increase the list of assets, properties or other interests which are subject to (or are purported to be subject to) a Lien in favor of Lender under any of the Loan Documents). Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The phrases “this Section” and “this Subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word “or” is not exclusive. References to “days” shall mean calendar days, unless the term “Business Day” is used.

Section 1.5 Joint Preparation. This Agreement and the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply hereto or thereto that would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document.

ARTICLE II

THE CREDIT

Section 2.1 Commitment.

(a) Lender agrees, subject to Section 2.1(b), Section 5.1 and Section 5.2 and the other terms and conditions set forth in this Agreement, to make revolving loans (each such loan, a “Loan”) to Borrower from time to time, on any Business Day during the Draw Period, in an aggregate amount not to exceed at any time outstanding the amount of Lender’s Commitment. Subject to the foregoing limitations and the other provisions of this Agreement, during the Draw Period, Borrower may borrow under this Section 2.1(a), repay amounts borrowed and request new Borrowings to be made under this Section 2.1(a).

(b) Notwithstanding anything contained herein or any other Loan Document to the contrary, Lender will not be obligated to lend to Borrower hereunder, and Borrower shall not be entitled to borrow hereunder, in an amount that would cause the Outstanding Credit to exceed the Commitment then in effect.

Section 2.2 Method of Borrowing.

(a) Each Borrowing of new Loans under Section 2.1 shall be made upon Borrower’s irrevocable notice to Lender, which may be given by telephone or electronic transmission (e-mail). Each such notice must be received by Lender not later than 3:00 p.m., Denver, Colorado time, on the Business Day of the date of the proposed Borrowing. Each telephonic notice by Borrower pursuant to this Section 2.2(a) must be confirmed promptly by delivery to Lender of a written Loan Notice.

(b) Following receipt of a Loan Notice, upon satisfaction of the applicable conditions set forth in Sections 5.1 and 5.2, Lender shall make funds available to Borrower either by (i) crediting the account of Borrower on the books of Lender with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to Lender by Borrower.

Section 2.3 Evidence of Debt; Determinations by Lender.

(a) Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to Lender resulting from each Loan made by Lender, including the amounts of principal and interest payable and paid to Lender from time to time hereunder. The entries made in the accounts maintained pursuant to this Section 2.3(a) shall be conclusive and binding evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans and other Obligations in accordance with the terms of this Agreement and the other Loan Documents.

(b) Lender may request that Loans made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to Lender a promissory note payable to the order of Lender (or, if requested by Lender, to Lender and its registered assigns) and in a form approved by Lender (the “Note”). Thereafter, the Loans evidenced by the Note and interest thereon shall at all times (including after assignment pursuant to Section 12.9) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). The Note and the Obligations evidenced thereby shall be governed by, subject to and benefit from all of the terms and conditions of this Agreement and the other Loan Documents and shall be secured by the Collateral.

Section 2.4 Interest Rates; Payments.

(a) The principal amount of each Loan outstanding from day to day shall bear interest at a rate per annum equal to the Interest Rate in effect from day to day. Interest on each Loan shall be payable as it accrues (i) (A) from the Closing Date to (and including) the Amortization Date, on the last day of each March, June, September and December to occur during such period (commencing June 30, 2011) and (B) after the Amortization Date, on each date specified in Section 2.9(b), (ii) upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and (iii) at final maturity (whether by scheduled maturity, by acceleration or otherwise).

(b) Notwithstanding anything to the contrary set forth in Section 2.4(a) above or any other provision of this Agreement or any other Loan Document, while any Event of Default exists, the outstanding principal balance of the Loans, and to the extent permitted by Law, the past due but unpaid interest on the Loans and all other past due Obligations, shall bear interest (including post-petition interest in any proceeding under any applicable bankruptcy, insolvency or other similar Law), payable upon demand, at a rate per annum equal to the Default Rate.

(c) Notwithstanding the foregoing, if at any time the rate of interest calculated with reference to the Interest Rate hereunder (the “Contract Rate”) is limited to the Maximum Lawful Rate, any subsequent reductions in the Contract Rate shall not reduce the rate of interest on any Loan (or, if applicable, any of the other Obligations) below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest that would have accrued if the Contract Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Loan (or, if applicable, any of the other Obligations), the total amount of interest paid or accrued on such Loan (or, if applicable, other Obligations) is less than the amount of interest that would have accrued if the Contract Rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Borrower shall pay to the holder of such Loan (or, if applicable, other Obligations) an amount equal to the difference between (i) the lesser of the amount of interest that would have accrued if the Contract Rate had at all times been in effect and the amount of interest that would have accrued if the Maximum Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on such Loan (or, if applicable, other Obligations).

Section 2.5 Calculation of Interest and Fees.

(a) All interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed. Each determination of an interest rate or fee by Lender pursuant to any provision of this Agreement or any other Loan Document shall be conclusive and binding, absent manifest error. Lender shall as soon as practicable notify Borrower of the effective date and the amount of each such change in any interest rate. Lender shall, at the request of Borrower, deliver to Borrower a statement showing the quotations, if any, used by Lender in determining any interest rate pursuant to this Agreement or any other Loan Document.

(b) Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 3.1, bear interest for one day.

Section 2.6 Mandatory Prepayments.

(a) If at any time for any reason the Outstanding Credit exceeds the Commitment then in effect, Borrower shall immediately prepay the principal of the Loans in an aggregate amount at least equal to such excess.

(b) In the event Borrower or any Subsidiary shall receive any upfront cash monetization fee(s) (whether in the form of prepaid rent or otherwise) in connection with the consummation of a Clean Coal Transaction, Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day following) the receipt of such fee(s) by Borrower or such Subsidiary, apply an amount equal to 50% of such fee(s) (or such lesser amount to repay the Obligations then outstanding in full) to prepayment of the Loans and other Obligations then outstanding. Borrower shall deliver to Lender, at the time of each prepayment required under this Section 2.6(b), (i) a certificate signed by a Manager of Borrower, setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least one Business Day prior written notice of such prepayment. Each prepayment under this Section 2.6(b) after the Amortization Date shall automatically and permanently reduce the Commitment by the aggregate principal amount of such prepayment.

(c) Each prepayment of Loans (or, if applicable, other Obligations) pursuant to Section 2.6(a) or Section 2.6(b) above shall be accompanied by all accrued but unpaid interest, costs, expenses and fees pertaining thereto. Mandatory prepayments of the Loans made after the Amortization Date shall be applied in reverse chronological order of maturity. Any principal or interest prepaid pursuant to this Section 2.6 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents.

Section 2.7 Voluntary Prepayments. Borrower may, in its sole discretion upon irrevocable notice to Lender (specifying the date and amount of the prepayment), at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that such notice must be received by Lender not later than 10:00 a.m., Denver, Colorado time, on the date of prepayment of any Loans. Each prepayment of Loans (or, if applicable, other Obligations) pursuant to this Section 2.7 shall be accompanied by all accrued but unpaid interest, costs, expenses and fees pertaining thereto. Optional prepayments of Loans after the Amortization Date shall be applied in reverse chronological order of maturity. Any principal or interest prepaid pursuant to this Section 2.7 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents.

Section 2.8 Voluntary Reduction of Commitments. Borrower may, upon notice to Lender, terminate the Commitment, or from time to time permanently reduce the Commitment; provided that (a) any such notice shall be received by Lender not later than 10:00 a.m., Denver, Colorado time, three (3) Business Days prior to the date of termination or reduction, and (b) Borrower shall not terminate or reduce the Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Credit would exceed the Commitment.

Section 2.9 Repayment and Amortization of Loans; Final Maturity Date.

(a) Until the Amortization Date, there will be no amortization of principal of any Loans from time to time outstanding.

(b) If any Loans remain outstanding on the day (whether or not such day is a Business Day) immediately following the Amortization Date, the aggregate principal amount of all Loans then outstanding will be amortized over a one-year period (on the basis of a 360-day year). Thereafter, subject to Section 2.9(c) below, Borrower shall repay the Loans in four equal installments of principal

(plus all accrued and unpaid interest at such time) on: (i) if the Amortization Date is March 30, 2012, each of June 30, 2012, September 30, 2012, December 31, 2012 and the Maturity Date; and (ii) if the Amortization Date is September 30, 2011, each of December 31, 2011, March 31, 2012, June 30, 2012 and the Maturity Date.

(c) Notwithstanding anything contained herein or any other Loan Document to the contrary, the entire outstanding principal balance of the Loans, all interest accrued thereon, all accrued but unpaid fees hereunder and all other outstanding Obligations shall be due and payable in full at final maturity (whether by scheduled maturity, by acceleration or otherwise).

Section 2.10 Facility Fee. On the Closing Date, Borrower agrees to pay to Lender, in immediately available funds, an upfront facility fee equal to $125,000. Such fee shall be fully earned when paid and shall not be refundable under any circumstances.

ARTICLE III

GENERAL PROVISIONS AS TO PAYMENTS

Section 3.1 Payments Generally. All payments to be made by Borrower shall be made without deduction for any counterclaim, defense, recoupment or setoff. All payments by Borrower hereunder shall be made to Lender at Lender’s payment office at 821 17th Street, Denver, Colorado 80202 (or such office of Lender or any successor Lender specified by Lender or such successor Lender in a written notice to Borrower) in lawful money of the United States and in immediately available funds not later than 2:30 p.m., Denver, Colorado time (or, if the payment is made by transfer or deduction from Borrower’s accounts maintained with Lender, such later time as Lender may agree with Borrower in Lender’s sole discretion), on the date specified herein. All payments received by Lender after 2:30 p.m., Denver, Colorado time (or, if the payment is made by transfer or deduction from Borrower’s accounts maintained with Lender, such later time as Lender may agree with Borrower in Lender’s sole discretion), shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

Section 3.2 Payments on Business Days. Except if expressly provided otherwise, if any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

Section 3.3 Automatic Deductions from Borrower Accounts. On each date when the payment of any principal, interest or fees are due under this Agreement or under any other Loan Document, Borrower agrees to maintain on deposit in Borrower’s depository or other accounts (except for IRA, Keogh, 401(k) and other trust accounts) maintained with Lender an amount sufficient to pay such principal, interest or fees in full. Borrower hereby authorizes Lender (a) to deduct automatically all principal, interest or fees when due hereunder or under any other Loan Document from Borrower’s depository and other accounts (except for IRA, Keogh, 401(k) and other trust accounts) maintained with Lender, and (b) if and to the extent any payment under this Agreement or any other Loan Document is not made when due, to deduct automatically any such amount from Borrower’s depository and other accounts (except for IRA, Keogh, 401(k) and other trust accounts) maintained with Lender. Lender agrees to provide timely notice to Borrower of any automatic deduction made pursuant to this Section 3.3, provided that the failure to give such notice shall not affect the validity of such automatic deduction.

Section 3.4 Application of Payments.

(a) If at any time insufficient funds are received by and available to Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder or under the other Loan Documents, and (ii) second, towards payment of principal then due hereunder or under the other Loan Documents.

(b) After the occurrence of an Event of Default or as a result of exercising remedies under the Loan Documents, all amounts collected or received by Lender shall be applied first to the payment of all proper costs incurred by Lender in connection with the collection thereof (including expenses and disbursements of Lender), second to the reimbursement of any advances made by Lender to effect performance of any unperformed covenants of Borrower or any Subsidiary under any of the Loan Documents, third, to the payment of all accrued but unpaid interest, and fourth, to the payment to Lender for payment of the outstanding principal of the Loans and to satisfy all other outstanding Obligations.

ARTICLE IV

COLLATERAL

Section 4.1 Security.

(a) The Obligations initially shall be secured by first and prior Liens (subject only to Permitted Liens described in clause (a) of the definition of Permitted Liens) covering and encumbering (i) all of the issued and outstanding Equity of AEC-NM, LLC and AEC-TH, LLC owned by Borrower (whether now or hereafter existing) and related collateral (including all dividends and distributions payable in respect of all such Equity), (ii) all deposit accounts of Borrower (whether now or hereafter existing) and (iii) all products, issues, profits, returns, income, supporting obligations and proceeds of and from any and all of the foregoing. On the Closing Date, Borrower shall deliver to Lender (A) the Borrower Pledge Agreement (Closing Date) duly executed by Borrower and (B) such other assignments, conveyances, amendments, agreements and other writings, including UCC-1 financing statements (each duly authorized and executed, as applicable) as Lender shall deem necessary or appropriate to grant, evidence and perfect first and prior Liens (subject only to Permitted Liens described in clause (a) of the definition of Permitted Liens) in the property and interests of Borrower required by this Section 4.1(a).

(b) If, prior to full and final payment of the Obligations and termination of the Commitment, either (i) any Person (whether or not such Person is at such time an existing Subsidiary) becomes a Material Subsidiary or (ii) any Subsidiary not constituting a Material Subsidiary is (or will be) a party to or otherwise involved in a Clean Coal Transaction, Borrower shall notify Lender and promptly thereafter (and in any event within 30 days following the date any such Person becomes a Material Subsidiary as described in the foregoing clause (i) or the date Borrower has knowledge that a Subsidiary not constituting a Material Subsidiary is (or will be) a party to or otherwise involved in a Clean Coal Transaction as described in the foregoing clause (ii), or such shorter period to ensure the provisions of this Section 4.1(b) are in all respects satisfied prior to consummation of any Clean Coal Transaction involving such Material Subsidiary or Subsidiary, as the case may be):

(A) execute and deliver to Lender, in Lender’s discretion, either (1) an additional pledge agreement (similar in form and substance to the Borrower Pledge Agreement (Closing Date)) or (2) amendments to the Borrower Pledge Agreement (Closing Date), as Lender deems necessary or advisable to grant to Lender first and prior Liens (subject only to Permitted Liens described in clause (a) of the definition of Permitted Liens) in the Equity of such Subsidiary owned by Borrower (whether now or hereafter existing) and related collateral (including all dividends and distributions payable in respect of all such Equity), all in form, content and scope reasonably acceptable to Lender;

(B) execute and deliver to Lender, and cause the applicable Subsidiary (and the members of the applicable Subsidiary (other than Borrower)) to execute and deliver to Lender, an acknowledgment and consent agreement in substantially the form delivered by Borrower, AEC-NM, LLC and AEC-TH, LLC and the members of AEC-NM, LLC and AEC-TH, LLC (other than Borrower) on the Closing Date with respect to the Borrower Pledge Agreement (Closing Date) and otherwise in form, content and scope reasonably acceptable to Lender;

(C) deliver to Lender documents of the types referred to in clauses (iii), (iv), (v), (vi), (vii), (viii) and (ix) of Section 5.1, all in form, content and scope reasonably acceptable to Lender; and

(D) deliver to Lender such other assignments, conveyances, amendments, agreements and other writings, including UCC-1 financing statements (each duly authorized and executed, as applicable) as Lender shall deem necessary or appropriate to grant, evidence and perfect first and prior Liens (subject only to Permitted Liens described in clause (a) of the definition of Permitted Liens) in the property and interests of Borrower required by this Section 4.1(b).

(c) If, prior to full and final payment of the Obligations and termination of the Commitment, any Equity-related Collateral is released under and in accordance with the relevant terms of the Borrower Pledge Agreement (Closing Date) or any other pledge agreement executed and delivered by Borrower to Lender pursuant to Section 4.1(b) above in connection with the consummation of a Clean Coal Transaction, then Borrower shall deliver to Lender (i) a Borrower Pledge Agreement (Post-Closing) duly executed and Borrower and (ii) such other assignments, conveyances, amendments, agreements and other writings, including UCC-1 financing statements (each duly authorized and executed, as applicable) as Lender shall deem necessary or appropriate to grant, evidence and perfect first and prior Liens (subject only to Permitted Liens described in clause (a) of the definition of Permitted Liens) in the property and interests which are subject to (or are purported to be subject to) a Lien in favor of Lender under such Borrower Pledge Agreement (Post-Closing), in each case as more fully described in, and pursuant to the terms of, the Borrower Pledge Agreement (Post-Closing).

Section 4.2 Financing Statement Authorization. Borrower hereby authorizes Lender, and its agents, successors and assigns, to file any and all necessary financing statements under the UCC, assignments or continuation statements as necessary from time to time (in Lender’s discretion) to perfect (or continue perfection of) the Liens granted pursuant to the Loan Documents.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.1 Conditions to Initial Borrowing. The obligation of Lender to loan the initial Borrowing hereunder is subject to the satisfaction of each of the following conditions:

(a) Closing Deliveries. Lender shall have received each of the following documents, instruments and agreements, each of which shall be in form and substance and executed in such counterparts as shall be acceptable to Lender and each of which shall, unless otherwise indicated, be dated the Closing Date:

(i) the Note payable to the order of Lender in the amount of the Commitment, duly executed by Borrower;

(ii) the Borrower Pledge Agreement (Closing Date) to be executed on the Closing Date pursuant to Section 4.1(a), duly executed and delivered by Borrower, together with such other assignments, conveyances, amendments, agreements and other writings, in form and substance satisfactory to Lender, creating first and prior Liens (subject only to Permitted Liens described in clause (a) of the definition of Permitted Liens) in all “Collateral” under (and as defined in) the Borrower Pledge Agreement (Closing Date);

(iii)(A) such financing statements in form and substance acceptable to Lender (duly authorized) as Lender shall specify to fully evidence and perfect all Liens contemplated by the Loan Documents, all of which shall be filed of record in such jurisdictions as Lender shall require in its sole discretion; and (B) all stock certificates or limited liability company membership interest certificates, if any, evidencing the Equity pledged to Lender pursuant to the Borrower Pledge Agreement (Closing Date), together with duly executed in blank undated stock powers or limited liability company membership interest powers;

(iv) a copy of the articles or certificate of incorporation, articles or certificate of organization, or comparable charter documents, and all amendments thereto, of Borrower and each Material Subsidiary, accompanied by a certificate of a Manager of Borrower (on behalf of Borrower as to itself and in Borrower’s capacity as the sole manager of each such Material Subsidiary) that such copy is true, correct and complete on the Closing Date;

(v) a copy of the operating agreement or comparable charter document, and all amendments thereto, of Borrower and each Material Subsidiary, accompanied by a certificate of a Manager of Borrower (on behalf of Borrower as to itself and in Borrower’s capacity as the sole manager of each such Material Subsidiary) that such copy is true, correct and complete on the Closing Date;

(vi) certain certificates and other documents issued by the appropriate Governmental Authorities of such jurisdictions as Lender has requested relating to the existence of Borrower and each Material Subsidiary and to the effect that each such Person is in good standing with respect to the payment of franchise and similar Taxes and is duly qualified to transact business in such jurisdictions;

(vii) a certificate of incumbency of all Managers of Borrower who will be authorized to execute or attest to any Loan Document, dated the Closing Date, executed by an authorized Manager of Borrower;

(viii) copies of resolutions or comparable authorizations approving the Loan Documents and authorizing the transactions contemplated by this Agreement and the other Loan Documents, duly adopted by the board of managers and, if applicable, members of Borrower accompanied by a certificate of a Manager of Borrower that such copies are true, correct and complete copies of resolutions duly adopted at a meeting of or (if permitted by applicable Law and, if required by such Law, by the operating agreement or comparable charter documents of Borrower) by the unanimous written consent of the board of managers and, if applicable, members of Borrower, as applicable, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or rescinded or revoked in any respect, and are in full force and effect as of the Closing Date;

(ix) certificates from Borrower’s insurance broker setting forth the insurance maintained by Borrower and stating that such insurance is in full force and effect, and which certificates shall evidence that such insurance complies with the requirements of Section 7.6; and

(x) such other documents, certificates and instruments as Lender or its counsel may have reasonably requested (provided that no legal opinions will be required under this Section 5.1 or Section 5.2), such documents, certificates and instruments to be satisfactory to Lender or its counsel in all respects in its or their reasonable discretion.

(b) No Material Adverse Change. There shall not have occurred a material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower, individually, or the Restricted Persons, taken as a whole, since January 1, 2011.

(c) No Litigation or Legal Prohibition. The absence of any action, suit, investigation or proceeding pending or, to the knowledge of Borrower, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to (i) have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower, individually, or the Restricted Persons, taken as a whole, (ii) adversely affect the ability of Borrower or, if applicable, any Subsidiary to perform its obligations under the Loan Documents or (iii) adversely affect the rights and remedies of Lender under the Loan Documents.

(d) Governmental and Third Party Approvals. All governmental and third party approvals necessary in connection with the financing contemplated hereby and the continuing operations of the Restricted Persons shall have been obtained and be in full force and effect.

(e) Patriot Act. Lender shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(f) Due Diligence. Lender shall have completed a due diligence investigation of the Restricted Persons in scope, and with results, reasonably satisfactory to Lender and shall have received such financial, business and other information regarding the Restricted Persons as it shall have reasonably requested.

(g) Lien Searches. Lender shall have received results of a recent search of UCC filings in the jurisdiction of the chief executive office and jurisdiction of organization of Borrower and each jurisdiction where a filing would need to be made in order to perfect Lender’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens described in clause (a) of the definition of Permitted Liens.

(h) Financial Statements. Lender will have received copies of satisfactory company prepared consolidated financial statements for Borrower and its Subsidiaries for the most recent ended period then available.

(i) Closing Fees. Borrower shall have paid to Lender the fees to be paid on the Closing Date pursuant to Section 2.10 and any other unpaid fees or other amounts owing to Lender as of the Closing Date.

Section 5.2 Conditions to Each Borrowing. The obligation of Lender to loan any Borrowing is subject to the further satisfaction of the following conditions:

(a) timely receipt by Lender of a Loan Notice for such Borrowing;

(b) immediately before and after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing and the funding of such Borrowing shall not cause a Default or Event of Default; and

(c) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent already qualified by materiality, in which case the relevant representations and warranties shall be true and correct in all material respects on and as of the date of such Borrowing (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date or, to the extent already qualified by materiality, they shall be true and correct in all respects as of such earlier date).

The funding of each Borrowing shall be deemed to be a representation and warranty by Borrower on the date of such Borrowing that the conditions specified in this Section 5.2 have been satisfied on and as of the date of the applicable Borrowing.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as follows:

Section 6.1 Corporate Existence and Power. Each Restricted Person (a) is a corporation, partnership or limited liability company duly incorporated or organized (as applicable), validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, (b) has all corporate, partnership or limited liability company power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business as a foreign corporation, partnership or limited liability company (as applicable) in each jurisdiction where a failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

Section 6.2 Restricted Person and Governmental Authorization; Contravention. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower are within Borrower’s limited liability company powers and when executed by Borrower will be duly authorized by all necessary limited liability company action. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower, and the consummation of the transactions contemplated by the Loan Documents, (a) require no action by or with respect to, or filing with, any Governmental Authority or third party (except for (i) filings and recordings to perfect Liens granted pursuant to such Loan Documents and (ii) actions and filings obtained, accomplished or given prior to the date of this Agreement), (b) do not and will not contravene, or constitute a default under, any provision of the Organization Documents of Borrower or any of its Subsidiaries, (c) do not and will not contravene, or constitute a default under, any provision of (i) any Law applicable to the Restricted Persons, (ii) any Material Agreement of any Restricted Person or (iii) any material judgment, injunction, order or decree binding upon any Restricted Person and (c) do not and will not result in the creation or imposition of any Lien on any asset of any Restricted Person other than the Liens securing the Obligations.

Section 6.3 Binding Effect. This Agreement constitutes a valid and binding agreement of Borrower; the other Loan Documents when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of Borrower; and each Loan Document is, or when executed and delivered, will be, enforceable against Borrower in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 6.4 Financial Information.

(a) The most recent annual and quarterly unaudited consolidated balance sheet of Borrower and its Subsidiaries delivered to Lender, and the related unaudited consolidated statements of operations and cash flows for Fiscal Year and the portion of the Fiscal Year of Borrower and its Subsidiaries then ended, fairly present, in conformity with GAAP consistently applied, the consolidated financial position of Borrower and its Subsidiaries as of each such date and its consolidated results of operations and cash flows for such Fiscal Year and such portion of such Fiscal Year.

(b) Except as permitted under this Agreement and not required to be disclosed on the financial statements of Borrower and its Subsidiaries under GAAP, the financial statements described in Section 6.4(a) above reflect all material Indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and contingent obligations.

(c) Since the date of Borrower’s most recent annual and quarterly consolidated balance sheet and consolidated statements of operations and cash flow delivered to Lender, there has not occurred any Material Adverse Effect or, to Borrower’s knowledge, any event or condition that would reasonably be expected to result in a Material Adverse Effect.

Section 6.5 Capital Structure and Subsidiaries.

(a) As of the date of this Agreement, all of the outstanding Equity of Borrower is owned by ADA-ES Inc. (50%) and NexGen Refined Coal, LLC (50%).

(b) Set forth in Section 6.5 of the Disclosure Schedule is a complete and accurate list of all Subsidiaries of Borrower as of the date of this Agreement, including whether each such Subsidiary is or is not a Material Subsidiary as of the date of this Agreement. The outstanding Equity of all such Subsidiaries owned or held by Borrower is validly issued, fully paid and non-assessable and is owned, free and clear of all Liens (other than Permitted Liens described in clause (a) of the definition of Permitted Liens) and of all pre-emption rights and restrictions on transfer (other than restrictions on transfer under applicable federal and state securities laws).

Section 6.6 Litigation. Except for matters disclosed in Section 6.6 of the Disclosure Schedule, there is no action, suit, proceeding or investigation pending against, or to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary before any Governmental Authority in which there is a reasonable possibility of an adverse decision that would reasonably be expected to have a Material Adverse Effect.

Section 6.7 ERISA. No Restricted Person maintains or has ever maintained or been obligated to contribute to any Plan covered by Title IV of ERISA or subject to the funding requirements of section 412 of the Code or section 302 of ERISA. Each Plan maintained by any Restricted Person or any ERISA Affiliate of any Restricted Person is in compliance in all material respects with all applicable

Laws. Except in such instances where an omission or failure would not reasonably be expected to have a Material Adverse Effect, (a) all returns, reports and notices required to be filed with any regulatory agency with respect to any Plan have been filed timely, and (b) no Restricted Person nor any ERISA Affiliate of any Restricted Person has failed to make any contribution or pay any amount due or owing as required by the terms of any Plan. There are no pending or, to the best of Borrower’s knowledge, threatened claims, lawsuits, investigations or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and no Restricted Person nor any ERISA Affiliate of any Restricted Person has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan that are likely to result in liability of any Restricted Person having a Material Adverse Effect. Except in such instances where an omission or failure would not reasonably be expected to have a Material Adverse Effect, each Plan that is intended to be “qualified” within the meaning of section 401(a) of the Code is, and has been during the period from its adoption to date, so qualified, both as to form and operation and all necessary governmental approvals, including a favorable determination as to the qualification under the Code of such Plan and each amendment thereto, have been or will be timely obtained. No Restricted Person nor any ERISA Affiliate of any Restricted Person has engaged in any prohibited transactions, within the meaning of section 406 of ERISA or section 4975 of the Code, in connection with any Plan which would result in liability of any Restricted Person having a Material Adverse Effect. Except as set forth in Section 6.7 of the Disclosure Schedule, no Restricted Person maintains or contributes to any Plan that provides a post-employment health benefit, other than a benefit required under section 601 of ERISA, or maintains or contributes to a Plan that provides health benefits that is not fully funded except where the failure to fully fund such Plan would not reasonably be expected to have a Material Adverse Effect. No Restricted Person maintains, has established or has ever participated in a multiple employer welfare benefit arrangement within the meaning of section 3(40)(A) of ERISA.

Section 6.8 Taxes and Filing of Tax Returns. Each Restricted Person has filed, or caused to be filed, all tax returns required to have been filed and has paid, or caused to be paid, all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes that are payable by such party, to the extent the same have become due and payable, other than (a) Taxes which are not yet delinquent and (b) Taxes that, if delinquent, are being contested in good faith in the normal course of business by appropriate action, as permitted by Section 7.7. Borrower is not aware of any proposed material Tax assessment against any Restricted Person and all Tax liabilities of each such Person are adequately provided for. No income tax liability of any Restricted Person has been asserted by the Internal Revenue Service or other Governmental Authority for Taxes in excess of those already paid.

Section 6.9 Ownership of Properties Generally; Insurance.

(a) Each Restricted Person has good and defensible title to, valid leasehold interests in, or valid rights to use all Collateral (in the case of Borrower), all material properties purported to be owned by such Restricted Persons (including all properties reflected in the balance sheets referred to in Section 6.4(a) and Section 6.4(b)) and all properties that are material to the conduct and operation of the respective businesses of the Restricted Persons, and none of such properties is subject to any Lien other than Permitted Liens.

(b) Borrower maintains, and has caused each of the other Restricted Persons to maintain, with financially sound and reputable insurance companies insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 6.10 Licenses, Permits, Etc. Each Restricted Person possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on its business as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item would not reasonably be expected to have a Material Adverse Effect.

Section 6.11 Compliance with Laws and Agreements. Each Restricted Person is compliance with all applicable Laws except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.. Each Restricted Person is in compliance with all judgments, orders, indentures, agreements and other instruments binding upon it or its property, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 6.12 Full Disclosure. There is no fact known to any Manager of Borrower that is not shown in the financial statements referred to in Section 6.4 or delivered to Lender pursuant Section 7.1, disclosed in the Disclosure Schedule, or otherwise disclosed to Lender in writing which would, in such Manager’s reasonable judgment, result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information (taken as whole) furnished by or on behalf of Borrower or any of its Subsidiaries to Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact (other than industry-wide risks normally associated with the types of businesses conducted by Borrower and its Subsidiaries) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 6.13 Environmental Matters. Except for matters disclosed in Section 6.13 of the Disclosure Schedule, to Borrower’s knowledge, no operation conducted by any Restricted Person and no real or personal property now or previously owned or leased by any Restricted Person and no operations conducted thereon, and to Borrower’s knowledge, no operations of any prior owner, lessee or operator of any such properties, is or has been in violation of any Applicable Environmental Law other than violations that would not reasonably be expected to have a Material Adverse Effect. Except for matters disclosed in Section 6.13 of the Disclosure Schedule, to Borrower’s knowledge, no Restricted Person, nor any such property nor operation is the subject of any existing, pending or threatened Environmental Complaint which would reasonably be expected to have a Material Adverse Effect. To Borrower’s knowledge, all Hazardous Substances, generated at each tract of real property and by each item of personal property owned, leased or operated by any Restricted Person have been transported, treated, and disposed of only by carriers or facilities maintaining valid permits under all Applicable Environmental Laws for the conduct of such activities except in such cases where the failure to obtain such permits that would not reasonably be expected to have a Material Adverse Effect. Except for matters disclosed in Section 6.13 of the Disclosure Schedule, to Borrower’s knowledge, there have been no Hazardous Discharges that were not in compliance with Applicable Environmental Laws other than Hazardous Discharges that would not reasonably be expected to have a Material Adverse Effect. Except for matters disclosed in Section 6.13 of the Disclosure Schedule, to Borrower’s knowledge, no Restricted Person has any contingent liability in connection with any Hazardous Discharge which would reasonably be expected to have a Material Adverse Effect.

Section 6.14 Labor Matters. (a) No material unfair labor practice complaint pending against any of the Restricted Persons, or, to the knowledge of Borrower, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any of the Restricted Persons or, to the knowledge of Borrower, threatened against any of them; (b) no material strike, labor dispute, slowdown, or stoppage pending against any of the Restricted Persons nor, to the knowledge of Borrower, threatened against any of them; and (c) no labor disturbance by the employees of any of the Restricted Persons nor, to the knowledge of Borrower, no such disturbance is imminent and Borrower is not aware of any existing or imminent labor disturbances by the employees of any of its respective principal suppliers, manufacturers, customers or contractors that, in the case of clauses (a), (b) and (c) above, would reasonably be expected to have a Material Adverse Effect. None of the Restricted Persons have violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, or (ii) any applicable wage or hour laws, except those violations that would not reasonably be expected to have a Material Adverse Effect.

Section 6.15 Burdensome Obligations. Neither Borrower nor any Subsidiary is a party to or bound by any agreement or instrument (other than the Loan Documents) or subject to any order of any Governmental Authority or any charter or corporate restriction that is prohibited by the terms of Section 8.13 as of the Closing Date. As of the date any Subsidiary becomes a Material Subsidiary, such Subsidiary is not a party to or bound by any agreement or instrument (other than the Loan Documents) or subject to any order of any Governmental Authority or any charter or corporate restriction that would have been prohibited by the terms of Section 8.6, Section 8.9 or Section 8.13 if such Sections were applicable to such Subsidiary at all times from the Closing Date to and including the date such Subsidiary becomes a Material Subsidiary.

Section 6.16 No Default. No Default or Event of Default has occurred and is continuing. As of the Closing Date, none of the Restricted Persons is in default under or with respect to any Material Agreement that would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 10.1(f) hereof.

Section 6.17 Regulation U; Government Regulation.

(a) No part of the proceeds of any Loan will be used directly or indirectly for any purpose which violates the Margin Regulations as now in effect. Borrower and its Subsidiaries (a) are not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of such terms under Regulation U and (b) taken as a group do not own Margin Stock.

(b) Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act, the Interstate Commerce Act (as any of the preceding acts have been amended), the Investment Company Act of 1940 or any other Law which regulates the incurring by such Person of Indebtedness, including, but not limited to Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

(c) Neither Borrower nor any of its Subsidiaries (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of such Section 2, or (iii) is a Person listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation.

(d) Borrower and each of its Subsidiaries is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of any Borrowing will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 6.18 Insider. Neither Borrower nor any Subsidiary is, and no Person having “control” (as that term is defined in 12 U.S.C. § 375(b) or regulations promulgated thereunder) of Borrower or any Subsidiary is an “executive officer” or “director” of Lender or any bank holding company of which Lender is a Subsidiary or of any Subsidiary of such bank holding company.

Section 6.19 Solvency. Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan or any other extension of credit hereunder, if any, made on the date hereof, after giving effect to the application of the proceeds of such Loans or such extension of credit, Borrower is and will be Solvent. Borrower does not intend to, nor will Borrower permit any Material Subsidiary to, and Borrower does not believe that it, or any Material Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any Material Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of Borrower or any Material Subsidiary.

ARTICLE VII

AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, so long as Lender has any commitment to lend hereunder or any Obligations remain unpaid:

Section 7.1 Financial Statements and Reports. Borrower will deliver, or cause to be delivered, to Lender:

(a) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2011), consolidated balance sheets of Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income and statements of cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported by Borrower in accordance with GAAP and audited by a firm of independent public accountants of nationally recognized standing and acceptable to Lender (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, consolidated balance sheets of Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of income and statements of cash flow for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year; all financial statements delivered pursuant to this Section 7.1(b) shall be certified as to fairness of presentation, GAAP (except for the absence of footnotes and normal year end adjustments) and consistency by a Manager of Borrower;

(c) simultaneously with the delivery of each set of financial statements referred to in Section 7.1(a) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(d) simultaneously with the delivery of each set of financial statements referred to in Section 7.1(a) and Section 7.1(b) a certificate of a Manager of Borrower in the form of Exhibit D, (i) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Article IX on the date of such financial statements, (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action that Borrower is taking or proposes to take with respect thereto, and (iii) stating whether or not such financial statements fairly reflect in all material respects the results of operations and financial condition of Borrower as of the date of the delivery of such financial statements and for the period covered thereby, and (iv) setting forth the other information described in Exhibit D attached hereto;

(e) as soon as available (but in any event within thirty (30) days of the filing thereof), copies of the federal income tax returns and all related schedules and exhibits thereto submitted by Borrower or any Subsidiary with any Governmental Authority;

(f) within thirty (30) days after the same are sent, copies of all material reports (other than those otherwise provided pursuant to the other provisions of this Section 7.1 and those which are of a promotional nature) and other material financial information which Borrower sends to its members or other Equity holders;

(g) upon request of Lender, a copy of any other report or “management letter” submitted or presented by independent accountants to Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person;

(h) upon the filing thereof, copies of all final registration statements, post effective amendments thereto and annual, quarterly or special reports which any Restricted Person shall have filed with the SEC;

(i) upon their becoming available, copies of (i) all press releases and other statements made available generally by Borrower or any of the other Restricted Persons to the public concerning material developments in the business of the Restricted Persons and (ii) any non-routine correspondence or official notices received by Borrower or any of the other Restricted Persons from any Governmental Authority which regulates the operations of the Restricted Persons (or any of them); and

(j) upon receipt by Borrower, a copy of any environmental or similar report prepared for Borrower or any of its Subsidiaries by Zephyr;

(k) as soon as practicable following request by Lender, such additional information, documents, statements, reports and other materials as Lender may from time to time reasonably request with respect to Borrower, any of its Subsidiaries and their respective Collateral, business, operations, properties, condition (financial or otherwise) and prospects.

Section 7.2 Notices of Defaults and other Material Events. In addition to (and without limitation of) any other notice required by the other terms of this Agreement or by the terms of any other Loan Document: (a) promptly upon (and in any event within five (5) Business Days of) obtaining knowledge of the occurrence of an event or condition consisting of an Event of Default, give written notice to Lender of the occurrence thereof; and (b) promptly (but in no event later than ten (10) Business Days after Borrower obtains actual knowledge thereof) give written notice of the following to Lender:

(i) any change in the Persons constituting the Managers and, if applicable, officers of Borrower;

(ii) the creation, establishment or acquisition of any Subsidiary (including whether such Subsidiary is or is not a Material Subsidiary at such time);

(iii)(A) the occurrence of any default or event of default under any agreement, instrument or other undertaking to which any Restricted Person is a party or by which it or any of its property is bound that involves a monetary claim in excess of $1,000,000; (B) receipt or giving of any written notice of default or breach with respect to any Material Agreement of any of the Restricted Persons that with the giving of notice and passage of time permits the other party thereto to terminate such Material Agreement or otherwise reduce or limit any material amounts owed by such other party thereunder; or (C) receipt or giving of any written notice by any Restricted Person regarding termination of any lease of real property (other than by expiration of the term) or any manager or senior officer or executive, or the loss, termination or notice of non-renewal (other than by expiration of the term) of any Material Agreement of any Restricted Person or to which its properties are subject or bound;

(iv) any pending or threatened litigation, suit, investigation, arbitration, enforcement action, dispute resolution proceeding or administrative or regulatory proceeding brought or initiated by or against any Restricted Person or otherwise affecting or involving or relating to any Restricted Person or its properties (A) to the extent the amount in controversy exceeds an amount equal to $1,000,000, (B) to the extent any of the foregoing seeks injunctive relief against a Restricted Person or (C) to the extent any of the foregoing, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

(v) any claim of $1,000,000 or more under any Applicable Environmental Laws, or any notice of potential liability under any Applicable Environmental Laws which is reasonably expected to exceed such amount;

(vi)(A) the receipt by any Restricted Person of any notice or request from any Governmental Authority regarding any liability or claim of liability in the amount equal to or exceeding $1,000,000 or (B) any action taken or threatened to be taken by any Governmental Authority (or any notice of any of the foregoing) with respect to any Restricted Person which would reasonably be expected to result in a Material Adverse Effect;

(vii) any attachment, judgment, lien, levy or order exceeding $1,000,000 that may be assessed against or threatened in writing against any Restricted Person or its properties other than Permitted Liens;

(viii) any loss of or damage to any Collateral or any material properties of any of the Restricted Persons or of any substantial adverse change in any Collateral or any material properties of any of the Restricted Persons; and

(ix) any other development or event which would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.2 shall be accompanied by a statement of a Manager of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower (or, if applicable, the relevant Restricted Persons) proposes to take with respect thereto. In the case of any notice of an Event of Default, Borrower shall specify that such notice is an Event of Default notice on the face thereof.

Section 7.3 Business of Borrower and its Subsidiaries. The primary business of Borrower and its Material Subsidiaries is (and will continue to be) the “Business” (as defined in the operating agreement of Borrower in effect on the Closing Date) and related activities.

Section 7.4 Maintenance of Existence, Etc. Borrower shall, and shall cause each other Restricted Person to, at all times: (a) preserve and maintain in full effect its corporate, partnership or limited liability company existence in its state of incorporation or organization; (b) preserve and maintain in full effect its good standing and qualification to transact business in all jurisdictions where the failure to so preserve and maintain would reasonably be expected to have a Material Adverse Effect; and (c) preserve and maintain in full effect all other rights, licenses, permits, privileges and franchises necessary for the use, ownership, operation, repair and maintenance of its properties, except were the failure to so preserve and maintain would not reasonably be expected to have a Material Adverse Effect and except in a transaction permitted by Section 8.4.

Section 7.5 Books and Records; Right of Inspection. Borrower will, and will cause each other Restricted Person to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business. Borrower will permit, and will cause each Subsidiary to permit, any officer, employee or agent of Lender to visit and inspect any of the properties of Borrower or any Subsidiary, examine Borrower’s and each Subsidiary’s books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower and each Subsidiary with each such Person’s managers, officers, accountants and auditors, all at such reasonable times and as often as Lender may desire, all at the expense of Borrower; provided, however, that, so long as no Event of Default has occurred and is continuing, Borrower shall bear the expense of not more than two (2) such visits, inspections, examinations and/or audits under this Section 7.5 per Fiscal Year.

Section 7.6 Maintenance of Insurance. Borrower will, and will cause each other Restricted Person to, at all times maintain or cause to be maintained, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. All loss payable clauses or provisions in all policies of insurance maintained by Borrower pursuant to this Section 7.6 shall be endorsed in favor of and made payable to Lender. All policies of liability insurance maintained by Borrower pursuant to this Section 7.6 shall name Lender as an additional insured (provided, however, for the avoidance of doubt, Lender shall not be required to be named an additional insured on any errors and omissions or D&O policies). Without limiting the foregoing, all of the endorsements to policies of insurance maintained by Borrower pursuant to this Section 7.6 shall require Lender to be provided with at least thirty (30) days’ prior written notice of cancellation. Lender shall, during the continuance of an Event of Default, have the right to collect, and Borrower hereby assigns to Lender, any and all monies that may become payable under any such policies of insurance or any part thereof, and Lender may, during the continuance of an Event of Default, at its election, either apply all or any part of the sums so collected toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as Lender may elect or release same to Borrower.

Section 7.7 Payment of Taxes and Claims. Borrower will, and will cause each Material Subsidiary to, pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon, and (b) all material claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by Law have (or, to the knowledge of Borrower, might) become a Lien (other than a Permitted Lien) on any of its assets; provided, however, no payment of Taxes or claims shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no tax Lien has been filed, (ii) Borrower or such Material Subsidiary as and to the extent required in accordance with GAAP, shall have set aside on their books, reserves (segregated to the extent required by GAAP) deemed by them to be adequate with respect thereto, and (iii) Borrower has notified Lender of such circumstances, in detail reasonably satisfactory to Lender.

Section 7.8 Compliance with Laws and Documents. Borrower will, and will cause each other Restricted Person to, (a) comply in all material respects with the Organization Documents of the Restricted Persons and (b) comply with all Laws, non-compliance of which would reasonably be expected to have a Material Adverse Effect. Borrower will, and will cause each other Restricted Person to, perform and observe all the terms and provisions of each Material Agreement to be performed or observed by it, maintain each such Material Agreement in full force and effect, enforce each such Material Agreement in accordance with its terms, in each case, to the extent that failure to do so would reasonably be expected to result in a Material Adverse Effect.

Section 7.9 Maintenance of Properties. Borrower will, and will cause each other Restricted Person to, take, or cause to be taken, all commercially reasonable actions required to maintain and preserve all of its material properties necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 7.10 Environmental Law Compliance. Except to the extent a failure to comply would not reasonably be expected to have a Material Adverse Effect, Borrower will, and will cause each other Restricted Person to, comply with all Applicable Environmental Laws, including (a) all licensing, permitting, notification and similar requirements of Applicable Environmental Laws and (b) all provisions of all Applicable Environmental Laws regarding storage, discharge, release, transportation, treatment and disposal of Hazardous Substances. Borrower will, and will cause each other Restricted Person to, promptly pay and discharge when due all legal debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Applicable Environmental Laws.

Section 7.11 ERISA Reporting Requirements. Borrower shall furnish, or cause to be furnished, to Lender:

(a) promptly and in any event (i) within thirty (30) days after Borrower or any ERISA Affiliate receives notice from any regulatory agency of the commencement of an audit, investigation or similar proceeding with respect to a Plan, and (ii) within ten (10) Business Days after Borrower or any ERISA Affiliate contacts the Internal Revenue Service for the purpose of participation in a closing agreement or any voluntary resolution program with respect to a Plan that would reasonably be expected to have a Material Adverse Effect or knows or has reason to know that any event with respect to any Plan of Borrower or any ERISA Affiliate has occurred that would reasonably expected to have a Material Adverse Effect, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of such event that is given to the PBGC;

(b) promptly and in any event within thirty (30) days after the receipt by Borrower of a request therefor by Lender, copies of any annual and other report with respect to a Plan filed by Borrower or any ERISA Affiliate with the United States Department of Labor, the Internal Revenue Service or the PBGC;

(c) notification within thirty (30) days of the effective date thereof of any material increases in the benefits, or material change in the funding method, of any existing Plan that is not a multiemployer plan (as defined in section 4001(a)(3) of ERISA), or the establishment of any material new Plans, or the commencement of contributions to any Plan to which Borrower or any ERISA Affiliate was not previously contributing; and

(d) promptly after receipt of written notice of commencement thereof, notice of all (i) claims made by participants or beneficiaries with respect to any Plan, and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any ERISA Affiliate with respect to any Plan, except those which, if adversely determined, would not reasonably be expected to have a Material Adverse Effect.

Section 7.12 Borrower Accounts.

(a) Borrower shall maintain at all times all of Borrower’s primary depository, investment, payroll and operating accounts with Lender.

(b) All cash distributions or dividends or other monies declared or paid by any Subsidiary of Borrower to Borrower shall be paid or deposited in the Borrower Account prior to use of such funds by Borrower (provided that any use of such funds shall comply with any all applicable covenants or other provisions of the Loan Documents).

(c) With respect to each Borrower Pledge Agreement (Post-Closing), all principal, interest, fees, indemnities, costs, expenses and other monies or amounts paid to Borrower under or with respect to the Purchase Price Note (as defined in such Borrower Pledge Agreement (Post-Closing)) shall be paid or deposited in Borrower Account prior to use of such funds by Grantor (provided that any use of such funds shall comply with any all applicable covenants or other provisions of the Loan Documents).

Section 7.13 Further Assurances. Borrower will, and will cause each Material Subsidiary to, as soon as practicable following request by Lender, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as Lender may reasonably require from time to time in order to (i) to the fullest extent permitted by applicable Law, subject any of Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Loan Documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and any of the Liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto Lender the rights granted or now or hereafter intended to be granted to Lender under any Loan Document.

ARTICLE VIII

NEGATIVE COVENANTS

Borrower agrees that, so long as Lender has any commitment to lend hereunder or any Obligations remain unpaid:

Section 8.1 Incurrence of Indebtedness. Borrower will not, nor will Borrower permit any other Subsidiary to, create, incur, assume, become liable in respect of, permit or suffer to exist any Indebtedness other than:

(a) the Obligations;

(b) to the extent not covered by Section 8.1(a), Indebtedness owing to Lender in connection with letters of credit issued by Lender after the Closing Date for the account of Borrower or any of its Subsidiaries;

(c) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business or arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, provided that such Indebtedness is extinguished within five (5) Business Days ;

(d) Indebtedness under Hedge Contracts to the extent not permitted under Section 8.14;

(e) Indebtedness of Borrower or any Subsidiary incurred (i) to finance the acquisition of any fixed or capital assets or (ii) in respect of capitalized lease obligations, provided that, in each case, (A) such Indebtedness is incurred substantially simultaneously with the acquisition or lease of such property and (B) such Indebtedness does not exceed the purchase price of the property acquired thereby; and

(f) other unsecured Indebtedness;

provided that the aggregate principal amount of Indebtedness permitted by clause (e) and clause (f) of this Section 8.1 shall not exceed $500,000 (for Borrower and its Subsidiaries in the aggregate) at any one time outstanding.

Section 8.2 Restricted Payments. Borrower will not, nor will Borrower permit any of its Subsidiaries to, directly or indirectly, declare, pay or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any of its Equity, or purchase, redeem or otherwise acquire for any of its Equity, now or hereafter outstanding, or any management, consulting, licensing, servicing or other fees to any direct or indirect owner or other holder of Equity of Borrower (or agree to do any of the foregoing), except that: (a) Borrower may make distributions solely in the form of its Equity; (b) any of Borrower’s Subsidiaries may make dividends or other distributions to Borrower; and (c) so long as no Default or Event of Default has occurred and is continuing, and no Default or Event of Default would result therefrom, Borrower may make cash dividends or distributions to the holders of Borrower’s Equity.

Section 8.3 Negative Pledge. Borrower will not, nor will Borrower permit any Subsidiary to, create, incur, assume, permit or suffer to exist any Lien with respect to such Person or any property of such Person, whether now owned or hereafter acquired, other than Permitted Liens.

Section 8.4 Fundamental Changes. Borrower will not, nor will Borrower permit any other Restricted Person to, (a) dissolve, liquidate or wind-up affairs (or suffer any liquidation or dissolution), (b) convert into any other form of legal entity, (c) consolidate or merge with or into any other Person or (d) sell, assign, lease, convey, transfer, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its property or business (whether now owned or hereafter acquired), or enter into an agreement to do any of the foregoing, except that, subject to the last sentence of Section 8.5, (i) any Subsidiary of Borrower may merge with Borrower (so long as Borrower shall be the continuing or surviving Person) or any one or more other Subsidiaries of Borrower, provided, in each such case, that the Lien on and security interest in the Equity or other property of Borrower or such Subsidiaries granted or to be granted in favor of Lender under the Loan Documents shall be maintained or created in accordance with Article IV, (ii) any Subsidiary of Borrower may sell, assign or otherwise dispose of all or substantially all of its property (upon voluntary liquidation or otherwise) to Borrower, provided that the Lien on and security interest in the Equity or other property of Borrower or such Subsidiaries granted or to be granted in favor of Lender under the Loan Documents shall be maintained or created in accordance with Article IV, (iii) Borrower may sell, assign or otherwise dispose of the Equity of its Subsidiaries to the extent necessary to consummate a Clean Coal Transaction so long as the Clean Coal Transaction Requirements are satisfied as of immediately following consummation of such Clean Coal Transaction; and (iv) any Subsidiary (other than AEC-NM, LLC and AEC-TH, LLC) may take any of the actions described in the foregoing clauses (a) through (d) to the extent necessary to consummate a Clean Coal Transaction so long as the Clean Coal Transaction Requirements are satisfied as of immediately following consummation of such Clean Coal Transaction.

Section 8.5 Asset Dispositions. Borrower will not, nor will Borrower permit any other Subsidiary to, sell, assign, lease, convey, transfer, or otherwise dispose of (whether in one or a series of transactions) any Collateral or enter into an agreement to do any of the foregoing, except for dispositions of the Equity-related Collateral of Subsidiaries of Borrower (other than AEC-NM, LLC and AEC-TH, LLC) to the extent necessary to consummate a Clean Coal Transaction so long as the Clean Coal Transaction Requirements are satisfied as of immediately following consummation of such Clean Coal Transaction. Borrower will not, nor will Borrower permit any other Restricted Person to, sell, assign, lease, convey, transfer, or otherwise dispose of (whether in one or a series of transactions) any other property material to Borrower or any such Restricted Person or enter into an agreement to do any of the foregoing, except (a) for asset dispositions permitted under Section 8.4, (b) dispositions of equipment or other property of Borrower to a Subsidiary for the purpose of consummating a Clean Coal Transaction, provided that the Lien on and security interest in the Equity or other property of Borrower or such Subsidiaries granted or to be granted in favor of Lender under the Loan Documents shall be maintained or created in accordance with Article IV and (c) to the extent any such property is sold, assigned, leased, conveyed, transferred or otherwise disposed of in the ordinary course of Borrower’s or such Restricted Person’s business on terms negotiated in good faith and on an arms-length basis. Notwithstanding the foregoing, in no event may Borrower sell, assign or otherwise dispose of any Equity of a Subsidiary or permit any Subsidiary to sell, assign or otherwise dispose of any of its assets (or enter into an agreement to do any of the foregoing), in each case in connection with a Clean Coal Transaction, unless Borrower has granted to Lender first and prior Liens (subject only to Permitted Liens described in clause (a) of the definition of Permitted Liens) in all such Equity owned by Borrower (and any and all Equity-related collateral) pursuant to the applicable provisions of Article IV and the Clean Coal Transaction Requirements are satisfied as of immediately following consummation of such Clean Coal Transaction.

Section 8.6 Amendments to Organizational Documents or Material Agreements. Borrower will not, nor will Borrower permit any Material Subsidiary to, enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under, its Organization Documents if the result would conflict with the Loan Documents or otherwise in any respect be adverse to Lender. Borrower will not, nor will Borrower permit any other Restricted Person to, enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under any Material Agreement if the result would conflict with the Loan Documents or otherwise in any respect be adverse to Lender. Without limitation of the foregoing, Borrower shall not permit any Material Subsidiary that is a limited liability company whose Equity is pledged pursuant to a Borrower Pledge Agreement to amend or restate the Organization Documents of such Subsidiary whereby the effect would cause the membership interests in the such Subsidiary to be “uncertificated securities” (as defined in Article 8 of the UCC).

Section 8.7 Use of Proceeds. The proceeds of Borrowings will not be used for any purpose other than (a) to finance the purchase, fabrication, installation, demonstration, site specific engineering and testing of equipment that is intended to be placed into service with future utilities pursuant to anticipated additional Clean Coal Transactions, (b) to reimburse Borrower for capital expenditures and expenses paid or incurred in connection with equipment development from July 1, 2010 through the Closing Date and (c) to pay the fees, costs and expenses payable by Borrower in connection with the consummation of the transactions contemplated under this Agreement. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock.

Section 8.8 Investments. Borrower will not, nor will Borrower permit any other Subsidiary to, directly or indirectly, make or have outstanding any Investment other than Investments in an aggregate amount outstanding at any time not to exceed $2,000,000 (measured on a cost basis and for Borrower and its Subsidiaries in the aggregate).

Section 8.9 Transactions with Affiliates. Borrower will not, nor will Borrower permit any Material Subsidiary to, engage in any transaction (or series of transactions) with an Affiliate unless (a) such transaction is as favorable to such party as could be obtained in an arm’s length transaction with an unaffiliated Person and (b) such transaction is not otherwise prohibited by this Agreement or any of the other Loan Documents. For purposes of this Section 8.9, to the extent not otherwise included, the term “Affiliate” shall also include any Manager of a Material Subsidiary.

Section 8.10 ERISA. Except in such instances where an omission or failure would not reasonably be expected to have a Material Adverse Effect, Borrower will not, nor will Borrower permit any Subsidiary to (a) take any action or fail to take any action that would result in a violation of ERISA, the Code or other Laws applicable to the Plans maintained or contributed to by it or any ERISA Affiliate, or (b) modify the term of, or the funding obligations or contribution requirements under any existing Plan, establish a new Plan, or become obligated or incur any liability under a Plan that is not maintained or contributed to by Borrower or any ERISA Affiliate as of the Closing Date.

Section 8.11 Fiscal Year. Borrower will not, nor will Borrower permit any Subsidiary to, make or permit any change in (a) accounting policies or reporting practices, except changes that are required by GAAP (subject in each case to the provisions of Section 1.2) or (b) its Fiscal Year or any other fiscal period.

Section 8.12 Change in Business. Borrower will not, nor will Borrower permit any Subsidiary to, engage in any business other than the businesses engaged in by such Persons on the date hereof as described in Section 7.3.

Section 8.13 Restrictive Agreements. Borrower will not, nor will Borrower permit any of its Subsidiaries to, create, incur, assume or permit to exist any restriction, prohibition or condition upon the ability (a) of any Material Subsidiary to make dividends or distributions to Borrower or to Borrower’s Equity holders or to otherwise sell, lease or transfer any of its properties to Borrower,

(b) of Borrower to create, incur or permit to exist any Lien upon any of its property, (c) of any Material Subsidiary to make loans or advances to, or pay any Indebtedness or other obligation owed to Borrower, or (d) of Borrower to pledge the properties or other interests of Borrower pursuant to this Agreement or the Loan Documents; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by this Agreement and the Loan Documents or applicable Law, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of property that limits the transfer of such property pending the consummation of such sale and such sale is permitted hereunder, and (iii) clause (b) of the foregoing shall not apply to customary provisions in leases or licenses entered into in the ordinary course containing customary restrictions on the assignment thereof.

Section 8.14 Limitation on Hedging. Neither Borrower nor any Subsidiary is or will be a party to or in any manner be liable on any Hedge Contract, except a Hedge Contract that (i) is entered into as a part of such Person’s normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to such Borrower’s or its Subsidiaries’ business operations, (ii) does not obligate Borrower or any of its Subsidiaries to any margin call requirements, and (iii) is not entered into for speculative purposes and does not otherwise require or result in Borrower or any Subsidiary purchasing or assuming a speculative position in any commodities market or futures market.

Notwithstanding the foregoing provisions of this Article VIII, if the taking of any action (or the failure to take a particular action) by Borrower or any Subsidiary in the course of negotiating and consummating a Clean Coal Transaction would constitute a violation of this Article VIII, such act (or failure to act) will not be deemed or constitute a Default or Event of Default pending completion and consummation of the relevant Clean Coal Transaction so long as: (x) the primary purpose of such act (or failure to act) is to facilitate or accomplish the completion and consummation of the relevant Clean Coal Transaction; (y) the Clean Coal Transaction Requirements are satisfied as of immediately following consummation of such Clean Coal Transaction; and (z) if the Clean Coal Transaction is not ultimately completed and consummated (for any reason), any Default or Event of Default arising as a result of such act (or failure to act) can be nullified or cured or remedied, in each case without (1) adversely affecting the ability of Borrower to perform its obligations under the Loan Documents and (2) adversely affecting the rights and remedies of Lender under the Loan Documents.

ARTICLE IX

FINANCIAL COVENANTS

Borrower agrees that so long as Lender has any commitment to lend hereunder or any Obligations remain unpaid:

Section 9.1 Debt Service Coverage. Borrower will not permit the ratio, determined as of the last day of each Fiscal Quarter of Borrower (commencing with the fiscal quarter ending June 30, 2011), of (a) EBITDA for such Fiscal Quarter to (b) interest plus current scheduled maturity of long-term debt of Borrower and its Subsidiaries (on a consolidated basis) for such Fiscal Quarter, to, at any time, be less than 1.5 to 1.0.

ARTICLE X

DEFAULTS

Section 10.1 Events of Default. Each of the following events constitutes an “Event of Default” under this Agreement:

(a) Borrower fails to pay when due any principal on any Loan or other Obligations;

(b) Borrower fails to pay when due accrued interest on any Loan or other Obligations or any fees or any other amount payable hereunder or under any other Loan Document and such failure shall continue for a period of three (3) Business Days following the due date;

(c)(i) Borrower (or, if applicable, any Subsidiary) fails to observe or perform any covenant or agreement contained in Section 7.2, Section 7.5 (with respect to inspection rights), Section 7.12(a), Section 7.13, Article VIII (provided, however, in the case of a non-consensual Lien not permitted under Section 8.3 (other than Liens on Collateral) or violation of Section 8.3(c), such failure continues for a period of five (5) days after the earlier of (A) the date any Manager of Borrower acquires knowledge of such failure, or (B) written notice of such failure has been given to Borrower (or, if applicable, the relevant Subsidiary) by Lender) or Article IX;

(ii) Borrower (or, if applicable, any Subsidiary) fails to perform or observe any term, covenant or agreement contained in Article IV, Section 7.1, Section 7.4 or Section 7.6 and such failure continues for a period of ten (10) Business Days after the earlier of (A) the date any Manager of Borrower acquires knowledge of such failure, or (B) written notice of such failure has been given to Borrower (or, if applicable, the relevant Subsidiary) by Lender;

(iii) Borrower (or, if applicable, any Subsidiary) fails to perform or observe any term, covenant or agreement contained in Section 7.12(b) or Section 7.12(c) and such failure continues for a period of five (5) days after the earlier of (A) the date any Manager of Borrower acquires knowledge of such failure, or (B) written notice of such failure has been given to Borrower (or, if applicable, the relevant Subsidiary) by Lender; or

(iv) Borrower (or, if applicable, any Subsidiary) fails to perform or observe any term, covenant or agreement contained in any Borrower Pledge Agreement (including any related assignments, notices, undertakings or other agreements or documents entered into by Borrower in connection with a Borrower Pledge Agreement), in each case giving effect to any applicable grace or cure periods set forth therein;

(d) Borrower (or, if applicable, any Subsidiary) fails to observe or perform any covenant or agreement contained in this Agreement or the other Loan Documents (other than those referenced in Section 10.1(a), Section 10.1(b) and Section 10.1(c)) and such failure continues for a period of thirty (30) days after the earlier of (i) the date any Manager of Borrower acquires knowledge of such failure, or (ii) written notice of such failure has been given to Borrower (or, if applicable, the relevant Subsidiary) by Lender;

(e) any representation, warranty, certification or statement made or deemed to have been made by Borrower (or, if applicable, any Subsidiary) in any certificate, financial statement or other document delivered pursuant to this Agreement or any of the other Loan Documents shall prove to have been incorrect or misleading in any material respect when made or deemed made;

(f) Borrower or any Subsidiary (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) on any Indebtedness of such Person (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) equal to or greater than $500,000 (the “Material Indebtedness”), or (ii) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause, with the giving of notice if required, such Material Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity (for purposes of determining Material Indebtedness for purposes of this Section 10.1(f), the “principal amount” of the obligations of Borrower or any Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Borrower or any such Subsidiary would be required to pay if such Hedge Agreement were terminated at such time);

(g) Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or shall take any corporate, partnership or limited liability company action to authorize any of the foregoing;

(h) an involuntary case or other proceeding shall be commenced against Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Borrower or any Subsidiary under the federal bankruptcy Laws as now or hereafter in effect;

(i)(i) any one or more final judgments or orders for the payment of money aggregating in excess of $500,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) shall be rendered against Borrower or any Subsidiary and such judgment or order shall continue unsatisfied, unstayed and undischarged for thirty (30) days; or (ii) one or more final non-monetary judgments or orders that have had, or would reasonably be expected to have a Material Adverse Effect shall be rendered against Borrower or any Subsidiary and, in any such case, (A) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect, or (B) enforcement proceedings are commenced by any creditor upon such judgment;

(j)(i) any event occurs with respect to any Plan or Plans pursuant to which Borrower or any Subsidiary incurs a liability due and owing at the time of such event, without existing funding therefor, for benefit payments under such Plan or Plans in excess of $50,000; or (ii) Borrower or any Subsidiary, any ERISA Affiliate, or any other “party-in-interest” or “disqualified person,” as such terms are defined in section 3(14) of ERISA and section 4975(e)(2) of the Code, shall engage in transactions which in the aggregate result in a direct or indirect liability to Borrower or any Subsidiary or any ERISA Affiliate in excess of $50,000 under section 409 or 502 of ERISA or section 4975 of the Code which either (A) results in a Lien on the assets of Borrower or any Subsidiary which is not a Permitted Lien, or (B) continues unsatisfied for a period of thirty (30) days after any Manager of Borrower first acquires knowledge of such liability;

(k) a Change of Control or any Material Adverse Effect occurs;

(l) the giving or receipt of any written notice of default or breach with respect to any Material Agreement of any of the Restricted Persons that with the giving of notice and passage of time permits the other party thereto to terminate such Material Agreement or otherwise reduce or limit any material amounts owed by such other party thereunder, and such termination, reduction or limitation has had or would reasonably be expected to have a Material Adverse Effect, and in any of the foregoing cases that is not an Event of Default under Section 10.1(k), such default or breach continues for a period of thirty (30) days after the date such written notice is given or received, as applicable;

(m)(i) the elimination of, or a material reduction in, the amount of any fixed payments (whether lease payments, note payments or otherwise) payable to, or collectible by, Borrower or any Subsidiary with respect to any Clean Coal Transaction (whether now or hereafter existing or in effect) or (ii) the elimination of, or a material reduction in (in each such case for a period at least 120 consecutive days), the amount of any contingent payments (whether lease payments, note payments or otherwise) payable to, or collectible by, Borrower or any Subsidiary with respect to any Clean Coal Transaction (whether now or hereafter existing or in effect) (for purposes of this Section 10.1(m), a “material reduction” in any fixed or contingent payments shall mean, in any Fiscal Year, a reduction in excess of 15% of the aggregate fixed and projected contingent payments for such Fiscal Year as reflected in the consolidated financial statements or reports of Borrower delivered to Lender);

(n) the occurrence of any “event of default,” as defined in any Loan Document (other than this Agreement), or the breach of any of the terms of provisions of any Loan Document (other than this Agreement) by Borrower (or, if applicable, any other Subsidiary), which default or breach continues beyond any period of grace therein provided;

(o) any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or Borrower or any other Person (excluding Lender) contests in any manner the validity or enforceability of any provision of any Loan Document; or Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; and

(p) any Lien created by the Loan Documents shall for any reason (other than the release thereof in accordance with the Loan Documents) cease to be a valid, first priority, perfected Lien (subject to Permitted Liens described in clause (a) of the definition of Permitted Liens) upon any of the Collateral purported to be covered thereby.

Section 10.2 Rights and Remedies. If one or more Events of Defaults shall have occurred and be continuing, then, and in every such event, Lender may without presentment, notice or demand (unless expressly provided for herein) of any kind (including notice of intention to accelerate and acceleration), all of which are hereby waived, (a) terminate the Commitment and it shall thereupon terminate, and (b) take such other actions as may be permitted by the Loan Documents including, (i) declaring the Loans (together with accrued interest thereon) and any and all other Obligations to be, and the Loans and such other Obligations shall thereupon become, immediately due and payable, (ii) exercising and enforcing any and all rights and remedies available upon default to a secured party under the UCC, (iii) exercising and enforcing its rights and remedies under this Agreement and the other Loan Documents and (iv) exercising any other rights and remedies available to it by Law or agreement; provided that, in the case of any of the Events of Default specified in Section 10.1(g) or Section 10.1(h), without any notice to Borrower or any Subsidiary or any other act by Lender (or any other Person), the Commitment shall thereupon terminate and the Loans (together with accrued interest thereon) and any and all other Obligations shall become immediately due and payable.

ARTICLE XI

CHANGE IN CIRCUMSTANCES

Section 11.1 Increased Cost and Reduced Return.

(a) If, after the date hereof, Lender shall have determined that the adoption of any applicable Law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of:

(i) subjecting Lender (for purposes of this Section 11.1, “parent corporation”) to any tax, duty or other similar charge with respect to this Agreement or any Loan made by it, or shall change the basis of taxation of payments to Lender or its parent corporation in respect thereof (except for any change in respect of any tax imposed on the overall income of such Lender or its parent corporation); or

(ii) imposing, modifying or deeming applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended or participated in by, Lender or its parent corporation or shall impose on Lender or its parent corporation any other condition affecting the Loans or the Note, and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining the Loans (or of maintaining its obligation to make the Loans), or to reduce the amount of any sum received or receivable by Lender hereunder or under any other Loan Document (whether of principal, interest or any other amount) then Borrower will, from time to time upon demand in accordance with Section 11.1(c), pay to Lender such additional amount or amounts as shall compensate such Lender or its parent corporation for such additional costs incurred or reduction suffered.

(b) If, after the date hereof, Lender shall have determined that the adoption of any applicable Law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender or its parent corporation as a consequence of Lender’s obligations hereunder to a level below that which Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then, from time to time upon demand in accordance with Section 11.1(c), Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reductions experienced.

(c) Lender shall promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, that will entitle Lender to compensation pursuant to this Section 11.1 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to it. If Lender claims compensation under this Section 11.1, Lender shall furnish to Borrower a reasonably detailed statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. Borrower shall pay Lender the amount shown as due within ninety (90) days after receipt of such statement.

Notwithstanding anything to the contrary in this Section 11.1, Borrower shall not be required to compensate Lender pursuant to this Section 11.1 for any amounts incurred more than six months prior to the date that Lender notifies Borrower of Lender’s intention to claim compensation therefore; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six month period shall be extended to include the period of such retroactive effect. Without prejudice to the survival of any other agreement of Borrower hereunder, the obligations of Borrower pursuant to this Section 11.1 shall survive the termination of the Commitment and the payment in full of the Loans.

Section 11.2 Taxes.

(a) Any and all payments by Borrower to or for the account of Lender hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender, Taxes imposed on its income, and franchise Taxes imposed on it (all such non-excluded Taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to in this Section 11.2 as “Non-Excluded Taxes”). If Borrower shall be required by Law to deduct any Non-Excluded Taxes from or with respect to any sum payable under this Agreement or any other Loan Document to Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 11.2) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Lender, at its address set forth on the signature pages below hereto, the original or a certified copy of a receipt evidencing payment thereof.

(b) In addition, Borrower agrees to pay any and all present or future stamp or documentary Taxes and any other excise or property Taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”).

(c) Borrower agrees to indemnify Lender for the full amount of Non-Excluded Taxes and Other Taxes (including any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 11.2) paid by Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

(d) If Borrower is required to pay additional amounts to or for the account of Lender pursuant to this Section 11.2, then Lender will agree to use reasonable efforts to change the jurisdiction of its Lending Office so as to eliminate or reduce any such additional payment that may thereafter accrue if such change, in the judgment of Lender, is not otherwise disadvantageous to Lender.

(e) As soon as practicable after the date of any payment of Non-Excluded Taxes, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing such payment.

(f) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 11.2 shall survive the termination of the Commitment and the payment in full of the Loans.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 12.1(b) below), all notices, requests and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to the applicable Person’s address, facsimile number, e-mail address or telephone number specified on the signature pages hereof. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 12.1(b) below, shall be effective as provided in said Section 12.1(b).

(b) Notices and other communications to Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Lender. Lender or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Each of Borrower and Lender may change its address, e-mail address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(d) Lender shall be entitled to rely and act upon any notices (including telephonic and electronic Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Lender and their Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each such notice. All telephonic notices to and other telephonic communications with Lender may be recorded by Lender, and each of the parties hereto hereby consents to such recording.

Section 12.2 No Waivers. No failure or delay by Lender in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law or in any of the other Loan Documents.

Section 12.3 Expenses; Indemnification; Damage Waiver.

(a) Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Lender or any of its Affiliates (including the reasonable fees, charges and disbursements of counsel for Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) (provided that notwithstanding the foregoing, unless otherwise mutually agreed by Lender and Borrower, Borrower shall not be obligated to pay or reimburse Lender for more than $10,000 of legal fees and expenses of Lender in connection with the preparation, execution and delivery of the definitive loan documentation prior to and including the Closing Date) (ii) all out-of-pocket expenses incurred by Lender (including the fees, charges and disbursements of any outside counsel for Lender and attributable time charges and costs for attorneys who are employees of Lender) in connection with the enforcement or protection of their respective rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 12.3, or (B) in connection with Loans made or issued hereunder or any of the other Obligations, including all such out-of-pocket expenses incurred (1) during any workout, restructuring or negotiations in respect of such Loans or any of the other Obligations, (2) before trial, at trial and on appeal or (3) in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding.

(b) Borrower shall indemnify Lender (and any sub-agent thereof) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any outside counsel for any Indemnitee and the reasonable fees, time charges and disbursements for attorneys who are employees of any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents, (ii) any Loans or the use or proposed use of the proceeds therefrom, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any Subsidiary, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result solely from the gross negligence or willful misconduct of such Indemnitee. Borrower acknowledges that information and documents relating to the Loans and the Loan Documents may be transmitted through the internet, e-mail, or similar electronic transmission systems, and, notwithstanding anything herein to the contrary, that no Indemnitee shall be liable for any damages arising from the unauthorized use by others of information or documents occurring as a result of such information or documents being transmitted in such manner unless resulting solely from such Indemnitee’s gross negligence or willful misconduct.

(c) Borrower shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any outside counsel for any Indemnitee and the reasonable fees, time charges and disbursements for attorneys who are employees of any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any Subsidiary arising out of, in connection with, (A) any actual or alleged presence on or under any property of Borrower or any Subsidiary of any Hazardous Substances, or any actual or alleged Hazardous Discharge onto, on, under or from the property of Borrower or any Subsidiary, (B) any activity carried on or undertaken on or off the property of Borrower or any Subsidiary, whether prior to or during the term of the Loan Documents, and whether by Borrower or any Subsidiary, or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any Subsidiary or any predecessor in title, or any third Persons at any time occupying or present on the property of Borrower or any Subsidiary, in connection with the use, handling, treatment, processing, generation, removal, storage, decontamination, clean up, transport or disposal of any Hazardous Substances at any time located or present on or under any property of Borrower or any Subsidiary or (C) any environmental liability related in any way to any Borrower or Subsidiary. The foregoing indemnity shall further apply to any residual contamination on or under the property of any Borrower or Subsidiary, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substances, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances. Borrower’s obligations under this indemnity shall arise upon the discovery presence, use, storage, disposal, processing, generation, transportation, treatment, discharge or release of any Hazardous Substances in, on, from or with respect to the property of Borrower or any Subsidiary, whether or not a governmental agency has taken or threatened any action in connection therewith. Upon request of any Indemnitee, Borrower shall be bound to, defend any and all actions or proceedings that may be brought against any Indemnitee in connection with or arising out of the matters covered by this Section 12.3(c). In the event that Borrower is defending an Indemnitee, Borrower may settle a claim against the Indemnitee only with the Indemnitee’s prior written consent; provided that Indemnitee will not unreasonably withhold or delay its consent if (1) there is no finding or admission of any violation of any law, regulation, ordinance, statute or treaty or any violation of the rights of Indemnitee; (2) the sole relief provided is monetary damages that are paid in full by the Borrower; and (3) Indemnitee shall have no liability with respect to any compromise or settlement effected without its consent. In the event that an Indemnitee has required Borrower to defend it, such defense shall be conducted by reputable attorneys retained by Borrower, reasonably satisfactory to the Indemnitee, at Borrower’s sole cost and expense. In addition, the Indemnitee shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing. In such case, the Indemnitee shall be responsible for the cost of such participation unless the Indemnitee shall have reasonably concluded that the interests of the Indemnitee and of the Loan Parties in the action conflict in such a manner and to such an extent as to require, consistent with applicable standards of professional responsibility, the retention of separate counsel for Indemnitee, in which event Borrower shall pay for one separate counsel for all such Indemnitees chosen by the Indemnitees. The indemnity provided pursuant to this Section 12.3(c) shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses as result solely from the gross negligence or willful misconduct of such Indemnitee.

(d) To the fullest extent permitted by applicable Law, Borrower will not, and will not cause or permit Borrower or any Subsidiary to, assert, and hereby waives, any claim against any Indemnitee, and Lender shall not assert and hereby waives, any claim against Borrower (and, if applicable, any of its Subsidiaries), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. Neither any Indemnitee referred to in Section 12.3(b) above nor Borrower shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by such Indemnitee or Borrower through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) All amounts due under this Section 12.3 shall be payable not later than thirty (30) days after written demand therefor. Each Indemnitee shall endeavor to provide reasonable supporting documentation for the amount of any claims under this Section 12.3.

(f) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 12.3 shall survive the replacement of any Lender, the termination or expiration of the Commitment and the repayment, satisfaction or discharge of all the other Obligations.

Section 12.4 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender (or any of its Affiliates) to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether Lender shall have made any demand under this Agreement or the Note held by such and although such obligations may be unmatured. Lender agrees promptly to notify Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 12.4 are in addition to other rights and remedies (including other rights of set-off) that Lender may have.

Section 12.5 Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Lender.

Section 12.6 Survival. All representations, warranties and covenants made by or on behalf of Borrower (or, if applicable any Subsidiary) herein or in any of the other Loan Documents or in any certificate or other instrument delivered by it or in its behalf under the Loan Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Loan Documents or the extension of the Loans (or any part thereof), regardless of any investigation made by or on behalf of Lender.

Section 12.7 Limitation on Interest. Regardless of any provision contained in the Loan Documents, Lender shall never be entitled to receive, collect, or apply, as interest on the Loans or any other Obligations, any amount in excess of the Maximum Lawful Rate, and in the event Lender ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Loans are paid in full, any remaining excess shall promptly be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Borrower and Lender shall, to the extent permitted under applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Loans, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Loans; provided, however, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Lender shall refund to Borrower the amount of such excess and, in such event, Lender shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

Section 12.8 Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 12.9 Assignments.

(a) Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns permitted hereby, except that (i) Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of Lender, (ii) any assignment by Lender must be made in compliance with Section 12.9(b). Any attempted assignment or transfer by any party not made in compliance with this Section 12.9(a) shall be null and void. The parties to this Agreement acknowledge that clause (ii) of this Section 12.9(a) relates only to absolute assignments and this Section 12.9(a) does not prohibit assignments creating security interests, including any pledge or assignment by Lender of all or any portion of its rights under this Agreement and the other Loan Documents to a Federal Reserve Lender; provided, however, that no such pledge or assignment creating a security interest shall release Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.9(b). Any assignee of the rights to any Loan or the Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan, shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

(b) Assignments.

(i) Lender may at any time assign to one or more banks or other Persons (other than a natural person or Borrower or any of Borrower’s Subsidiaries or Affiliates) (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. The consent of Borrower shall be required prior to an assignment becoming effective unless Purchaser is an Affiliate of a Lender, provided that the consent of Borrower shall not be required if an Event of Default has occurred and is continuing. Any consent required under this Section 12.9(b)(i) shall not be unreasonably withheld or delayed.

(ii) On and after the effective date of an assignment pursuant to this Section 12.9(b), the relevant Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of Lender and shall have all the rights and obligations of Lender under the Loan Documents proportionate to its Commitment, to the same extent as if it were an original party thereto, and Lender shall be released with respect to the Commitment and Loans assigned to such Purchaser without any further consent or action by Borrower or Lender. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents that survive payment of the Obligations and termination of the applicable agreement. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.9(b), Lender and Borrower shall make appropriate arrangements so that (as applicable) a new Note or, as appropriate, a replacement Note is issued to Lender and (as applicable) a new Note is issued to the Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

(iii) Borrower authorizes Lender to disclose to any Purchaser (or prospective) Purchaser or any other Person (or prospective Person) acquiring an interest in the Loan Documents by operation of law any and all information in Lender’s possession concerning the creditworthiness of Borrower and its Subsidiaries, including any information contained in any financial reports.

Section 12.10 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY PROPERTY INTENDED AS SECURITY FOR THE OBLIGATIONS IS LOCATED NECESSARILY GOVERN (A) THE PERFECTION AND PRIORITY OF THE LIENS IN FAVOR OF LENDER WITH RESPECT TO SUCH PROPERTY, AND (B) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH PROPERTY.

Section 12.11 Consent to Jurisdiction; Waiver of Immunities.

(c) Borrower hereby irrevocably submits to the jurisdiction of any Colorado State or Federal court sitting in the District of Colorado over any action or proceeding arising out of or relating to this Agreement or any other Loan Documents, and Borrower hereby irrevocably agrees that all claims with respect to such action or proceeding may be heard and determined in such Colorado State or Federal court. Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the delivery by Federal Express or other nationally recognized overnight delivery service of copies of such process to such Person at its address specified in Section 12.1. Borrower agrees that a final judgment on any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(d) Nothing in this Section 12.11 shall affect any right of Lender to serve legal process in any other manner permitted by Law or affect the right of Lender to bring any action or proceeding against Borrower or any of its Subsidiaries or their respective properties in the courts of any other jurisdictions.

(e) To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Person hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.

Section 12.12 Third Party Beneficiaries. It is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than third party beneficiaries permitted pursuant to Section 12.9.

Section 12.13 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Subject to the terms and conditions herein set forth, this Agreement shall become effective when Lender shall have received counterparts hereof signed by the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, portable document format (.pdf) transmission or electronic communication in accordance with the terms of Section 12.1(b) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.14 No Third Party Beneficiaries. It is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than third party beneficiaries permitted pursuant to Section 12.9.

Section 12.15 COMPLETE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND BETWEEN LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF LENDER AND THE RESTRICTED PERSONS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG LENDER AND BORROWER.

Section 12.16 Essence of Time. Time is of the essence with respect to the payment and performance of Borrower’s indebtedness, liabilities and obligations under this Agreement.

Section 12.17 USA Patriot Act. Lender hereby notifies Borrower that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

Section 12.18 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

The parties hereto have caused this Agreement to be duly executed by their respective authorized representatives on the day and year first above written.

[Signature Pages Follow]

SIGNATURE PAGE TO

CREDIT AGREEMENT

BY AND AMONG

CLEAN COAL SOLUTIONS, LLC, AS BORROWER,

AND COBIZ BANK, AS LENDER

BORROWER:

Clean Coal Solutions, LLC,

a Colorado limited liability company

By:	/s/ Charles S. McNeil

Name:	Charles S. McNeil
Title:	Manager

Address for Notices:

[Credit Agreement Borrower Signature Page]

SIGNATURE PAGE TO

CREDIT AGREEMENT

BY AND AMONG

CLEAN COAL SOLUTIONS, LLC, AS BORROWER,

AND COBIZ BANK, AS LENDER

LENDER:

CoBiz Bank

By:	/s/ Doug Pogge
Doug Pogge, Senior Vice President

Address for Notices and Payments:

CoBiz Bank

821 17th Street

Denver, Colorado 80202

Attention: Doug Pogge

Phone: (303) 383-1288

Fax: (303) 312-3477

E-mail: dpogge@cobizbank.com

With a copy to, which shall not constitute notice (in the case of Loan Notices or other notices to Lender under Article II of this Agreement only):

Karla Proffit, Senior Banking Assistant

Phone: (303) 383-1247

Fax: (303) 298-4647

E-mail: kproffit@cobizbank.com

[Credit Agreement Lender Signature Page]

EXHIBIT A

FORM OF LOAN NOTICE

Date: March 30, 2011

To: CoBiz Bank, 821 17th Street, Denver, CO 80202, Attn: Doug Pogge

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 30, 2011 (together with any further amendments, restatements, replacements, supplements or other modifications thereof, the “Credit Agreement”), between Clean Coal Solutions, LLC, a Colorado limited liability company (“Borrower”), and CoBiz Bank, a bank doing business in the State of Colorado as Colorado Business Bank (“Lender”) Capitalized terms and references used herein and not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

The undersigned hereby requests a Borrowing of new Loans:

1.	On March 30, 2011 (a Business Day)

2.	In the amount of $ 716,198.95

3.	To the following account of Borrower (which complies with Section 2.2(b) and Section 3.3 of the Credit Agreement):

__________Account 325270______________________

4.	For the following purpose(s) and proposed use(s) of proceeds:

Section 8.7(a) Purposes/Uses (by Unit):

Unit [            ]

Purchase Price:	$

Testing:	$

Installation:	$

Unit [            ]

Purchase Price:	$

Testing:	$

Installation:	$

Section 8.7(b) Purposes/Uses:

$            591,198.95              (see attached cost detail)

Section 8.7(c) Purposes/Uses:

$            125,000

Borrower hereby represents and warrants that the applicable conditions specified in Section 5.01 and Section 5.02 shall be satisfied on and as of the date of this Loan Notice and on and as of the date of the applicable Borrowing.

CLEAN COAL SOLUTIONS, LLC

By:	/s/ Brian Humphrey

Name:	Brian Humphrey

Title:	Manager

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PLEDGE AGREEMENT (CLOSING DATE)

(Clean Coal Solutions, LLC)

This PLEDGE AGREEMENT (CLOSING DATE), dated as of March 30, 2011 (as amended, supplemented, restated, replaced, extended or otherwise modified from time to time, this “Pledge Agreement”), is made by CLEAN COAL SOLUTIONS, LLC, a Colorado limited liability company (“Grantor”), and COBIZ BANK, doing business in the State of Colorado as Colorado Business Bank (“Secured Party”).

Recitals

A. Grantor is (or will be with respect to after-acquired property) the legal and beneficial owner and holder of the Collateral (as hereinafter defined).

B. Grantor, as borrower, and Secured Party, as lender, have entered into a Credit Agreement dated as of March 30, 2011 (as such agreement may from time to time be amended, restated, extended, renewed, replaced, supplemented or otherwise modified, the “Credit Agreement”), providing for a senior secured revolving line of credit in the maximum principal amount of $10,000,000.

C. As a condition precedent to effectiveness of the Credit Agreement and the extension of credit and other financial accommodations by Secured Party as provided in the Credit Agreement, Grantor is required to execute and deliver this Pledge Agreement.

D. Grantor has determined that it is in the best interests of Grantor to execute this Pledge Agreement inasmuch as Grantor derives and will derive substantial direct and indirect benefits from the credit extensions and other financial accommodations made to Grantor from time to time under the Credit Agreement, and Grantor understands and agrees that Secured Party is relying on this representation in agreeing to make credit extensions and other financial accommodations to Grantor under the Credit Agreement.

Agreement

NOW THEREFORE, in order to induce Secured Party to extend credit and other financial accommodations to Grantor pursuant to the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party, as follows:

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ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Terms. The following terms when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Applicable Subsidiaries” means AEC-NM, LLC, a Colorado limited liability company, and AEC-TH, LLC, a Colorado limited liability company. “Applicable Subsidiary” means any of the Applicable Subsidiaries.

“Borrower Account” means (i) the cash account held in Denver, Colorado, U.S.A., with Secured Party with account number 3235270 held in the name of Grantor and (ii) such other account(s) as may be substituted for or replace or supersede any such account from time to time with the prior written consent of the Secured Party (which consent may be granted or withheld in Secured Party’s sole discretion).

“Collateral” is defined in Section 2.1.

“Control Agreement” means an agreement in form and substance satisfactory to Secured Party which provides for Secured Party to have “control” (as defined in Section 8-106 of the UCC, as such term relates to investment property (other than certificated securities or commodity contracts), or as used in Section 9-106 of the UCC, as such term relates to commodity contracts).

“Credit Agreement” is defined in Recital B.

“Deposit Account” means (i) all “deposit accounts” defined in Article 9 of the UCC, including each deposit account of Grantor listed on Schedule 1 (as such Schedule is amended or supplemented from time to time) and (ii) any and all demand, time, savings, passbook or like accounts maintained with a depositary institution (in each case, regardless of whether characterized as a deposit account under the UCC).

“Distributions” means all non-cash dividends paid on Equity Interests, liquidating dividends paid on Equity Interests, Equity Interests resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Equity Interests constituting Collateral, but excluding Dividends.

“Dividends” means cash dividends and cash distributions with respect to any Equity Interests constituting Collateral that are not a liquidating dividend.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock, membership interests, partnership interests, trust interests or other ownership or profit interests in such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or other such ownership or profit interests in such Person, all of the securities convertible into or exchangeable for shares of capital stock of or other such ownership or profit interests in such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or such other interests, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” is defined in Section 6.1.

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“Grantor” is defined in the preamble.

“Pledge Agreement” is defined in the preamble.

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” means (i) collectively, all of the “Obligations” under and as defined in the Credit Agreement, (ii) to the extent not otherwise included in clause (i), all principal, interest (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Grantor or any other guarantor or obligor with respect to the “Obligations” under and as defined in the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and all other charges, fees, premiums, indemnities and expenses relating to any of the foregoing, and (iii) to the extent not otherwise included in clauses (i) or (ii), all costs, expenses and reasonable attorneys’ fees (including fees of inside counsel) paid or incurred by Secured Party at any time before or after judgment in attempting to collect any of the foregoing, to realize on any Collateral, and to enforce this Pledge Agreement or any of the other Loan Documents to which Grantor is a party.

“Secured Party” is defined in the preamble.

“Securities Act” means the Securities Act of 1933, as from time to time amended.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. The term “Subsidiary” shall include Subsidiaries of Subsidiaries (and so on). Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Grantor. For the avoidance of doubt, the parties acknowledge and agree that Clean Coal Solutions Services, LLC, a Colorado limited liability company formerly known as Clean Coal Services, LLC, is a sister company to Grantor and is not a Subsidiary of Grantor.

“UCC” means the Uniform Commercial Code as in effect in the State of Colorado from time to time, or in any jurisdiction the laws of which may be applicable to or in connection with the creation, perfection or priority of any security interest purported to be created under this Pledge Agreement.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document (including any Organization Document) herein shall include all exhibits, schedules, annexes and attachments thereto and shall be construed as

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referring to such agreement, instrument or other document as from time to time amended, restated, replaced, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, replacements, extensions, supplements or modifications set forth in this Pledge Agreement or any other Loan Document), (b) any reference herein to any Person (or person) shall be construed to include such Person’s (or person’s) successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Pledge Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Annexes, Exhibits and Schedules, without qualification, shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Pledge Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights (provided that this clause (f) shall not expand, enlarge, add to or otherwise increase the list of assets, properties or other interests which are subject to (or are purported to be subject to) a Lien in favor of Secured Party under any of the Loan Documents). The phrases “this Section” and “this Subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word “or” is not exclusive. References to “days” shall mean calendar days, unless the term “Business Day” is used.

SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3. UCC Definitions. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Pledge Agreement (whether or not capitalized herein), including its preamble and recitals, with such meanings.

ARTICLE II

SECURITY INTEREST

SECTION 2.1. Grant of Security Interest. Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers and transfers to Secured Party and hereby grants to Secured Party a continuing security interest in all of the following property of Grantor, whether tangible or intangible, whether now or hereafter existing, owned or acquired by Grantor, and wherever located (collectively, the “Collateral”):

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(a) all Equity Interests of each Applicable Subsidiary owned by Grantor, including the Equity Interests described in Schedule 2 hereto (as such Schedule is amended or supplemented from time to time), in each case, regardless of whether characterized as investment property under the UCC, together with (i) all Dividends and Distributions payable in respect of all such Equity Interests and (ii) all warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests and any other warrant, right or option to acquire any of the foregoing;

(b) all Deposit Accounts listed on Schedule 1 hereto;

(c) all amounts required to be paid over to Secured Party to be held as Collateral pursuant to this Pledge Agreement;

(d) all certificates, agreements (including stockholders agreements, partnership agreements, operating agreements and limited liability company agreements), books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing Collateral; and

(e) all products, issues, profits, returns, income, supporting obligations and proceeds of and from any and all of the foregoing Collateral (including, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

SECTION 2.2. Security for Secured Obligations. This Pledge Agreement and the Collateral in which Secured Party is granted a security interest hereunder by Grantor secures the payment of all Secured Obligations now or hereafter existing.

SECTION 2.3. Grantor Remains Liable. The granting of the foregoing security interest does not make Secured Party a successor to Grantor as a shareholder, member, partner or other owner of any issuer of Equity Interests pledged hereunder (including any Applicable Subsidiary), and neither Secured Party, nor any of its successors or assigns hereunder shall be deemed to have become shareholder, member, partner or other owner of any such Person by entering into or accepting this Pledge Agreement or exercising any right granted herein unless and until such time, if any, when Secured Party, or any such successor or assign expressly (by written agreement) becomes a shareholder, member, partner or other owner of the applicable Person after a foreclosure upon the Collateral. Anything herein to the contrary notwithstanding,

(a) Grantor will remain liable under any contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Pledge Agreement had not been executed;

(b) the exercise by Secured Party of any of its rights hereunder will not release Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

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(c) Secured Party will not have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Pledge Agreement, nor will Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.4. Security Interest Absolute, etc. This Pledge Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until this Pledge Agreement and the Secured Obligations of Grantor hereunder are released in accordance with Section 7.13(a). All rights of Secured Party and the security interests granted to Secured Party hereunder, and all obligations of Grantor hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document;

(b) the failure of Secured Party:

(i) to assert any claim or demand or to enforce any right or remedy against Grantor or any other Person under the provisions of any Loan Document or otherwise, or

(ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Secured Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligation;

(d) any reduction, limitation, impairment or termination of any of the Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any of the Secured Obligations or otherwise, other than, in each case, payment of the Secured Obligations in full;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(f) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor of the Secured Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by Secured Party securing any of the Secured Obligations; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Grantor, any surety or any guarantor, other than, in each case, payment of the Secured Obligations in full.

This Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by Secured

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Party or by any other Person upon the insolvency, bankruptcy or reorganization of Grantor or any of its Subsidiaries or any other Person, or any other similar action or proceeding or otherwise, all as though such payment had not been made.

SECTION 2.5. Postponement of Subrogation. Grantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party. Grantor shall not seek or be entitled to seek any contribution or reimbursement from any Subsidiary in respect of any payment made under any Loan Document or otherwise. Any amount paid to Grantor on account of any such subrogation rights during the term of this Pledge Agreement shall be held in trust for the benefit of Secured Party and shall immediately be paid and turned over to Secured Party in the exact form received by Grantor (duly endorsed in favor of Secured Party, if required), to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with Section 6.2. In furtherance of the foregoing, Grantor shall refrain from taking any action or commencing any proceeding against any Subsidiary (or any of its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Pledge Agreement to Secured Party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce Secured Party to enter into the Credit Agreement and to make credit extensions and other financial accommodations to Grantor under the Credit Agreement, Grantor represents and warrants to Secured Party as set forth below.

SECTION 3.1. As to Equity Interests of Applicable Subsidiaries. All Equity Interests issued by an Applicable Subsidiary to Grantor are duly authorized and validly issued, fully paid and (to the extent such concept is relevant with respect to such Equity Interests) non-assessable, were issued in compliance with applicable securities laws and are not subject to the preemptive, first-refusal or other similar rights of any Person. The percentage of the issued and outstanding Equity Interests of each Applicable Subsidiary pledged by Grantor hereunder is as set forth on Schedule 2 hereto. The Equity Interests pledged by Grantor hereunder constitute all of the issued and outstanding Equity Interests of each Applicable Subsidiary owned by Grantor. In addition, none of the Equity Interests issued by an Applicable Subsidiary to Grantor (i) are dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide that such Equity Interests are a security governed by Article 8 of the UCC, (iii) are held in a securities account or (iv) are evidenced by certificates. As of the date of this Pledge Agreement: (x) no Applicable Subsidiary has made calls for capital from Grantor which have not been fully paid by Grantor; and (y) Grantor is not in default under any of the Organization Documents of any Applicable Subsidiary.

SECTION 3.2. Ownership, No Liens, etc. Grantor is and shall remain the sole direct, legal, beneficial and record owner of the Collateral free and clear of any Lien, except for Liens created by this Pledge Agreement, and Grantor has the unencumbered right, power and authority to assign, transfer, hypothecate and set over to Secured Party and grant to Secured Party a security interest in such Collateral pursuant to this Pledge Agreement. No effective financing statement or other filing similar in effect covering any Collateral is on file in any recording office, except those filed in favor of Secured Party relating to this Pledge Agreement. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to any of the Collateral.

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SECTION 3.3. No Transfer Restrictions. Except for restrictions imposed by the Loan Documents and the restrictions described in Schedule 2 hereto, the Collateral is free of contractual restrictions that might prohibit, impair, delay or otherwise affect the pledge of any Collateral hereunder or the sale or disposition thereof pursuant hereto.

SECTION 3.4. Location of Grantor and Records. The chief place of business and chief executive office of Grantor and the office where Grantor keeps records concerning the Collateral are located at its address specified in Schedule 3 hereto, as such schedule may be modified or supplemented from time to time.

SECTION 3.5. Legal Name, Jurisdiction of Organization, Etc. Grantor’s exact legal name (as indicated on the public record of Grantor’s jurisdiction of organization), jurisdiction of organization and organizational identification number, if any, as of the date of this Pledge Agreement are specified on Schedule 4 hereto. Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. The jurisdiction of Grantor’s organization is required to maintain a public record showing Grantor to have been organized. Except as specified on Schedule 4, Grantor has not changed its name, jurisdiction of organization, chief executive office or principal place of business, as applicable, or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years preceding execution of this Pledge Agreement and has not within the last five years preceding execution of this Pledge Agreement become bound (whether as a result of merger or otherwise) as grantor under a security agreement or pledge agreement entered into by another Person, which has not heretofore been terminated.

SECTION 3.6. Validity, etc. This Pledge Agreement creates a valid security interest in the Collateral securing the payment of the Secured Obligations. Grantor has filed or caused to be filed all financing statements in the appropriate offices therefor (or has authorized financing statements suitable for filing in such offices) and has taken all of the actions necessary to create perfected and first-priority security interests in the applicable Collateral.

SECTION 3.7. Authorization, Approval, etc. The representations and warranties set forth in Section 6.2 and 6.3 (or any successor provision(s) of such section(s)) of the Credit Agreement as they relate to Grantor and this Pledge Agreement are true and correct in all respects.

SECTION 3.8. Best Interests. It is in the best interests of Grantor to execute this Pledge Agreement inasmuch as Grantor will derive substantial direct and indirect benefits from the credit extensions and other financial accommodations made from time to time to Grantor by Secured Party pursuant to the Credit Agreement and the other Loan Documents, and Grantor understands and agrees that Secured Party is relying on this representation in agreeing to make credit extensions to Grantor pursuant to the Credit Agreement and the other Loan Documents.

ARTICLE IV

COVENANTS

Grantor covenants and agrees that, until this Pledge Agreement and the Secured Obligations of Grantor hereunder are released in accordance with Section 7.13(a), Grantor will perform, comply with and be bound by the obligations set forth below.

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SECTION 4.1. As to Collateral, etc.

(a) Equity Interests of Applicable Subsidiaries. Grantor will not consent or permit or suffer any Applicable Subsidiary to (i) issue Equity Interests that are to be dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide in its Organization Documents that its Equity Interests are securities governed by Article 8 of the UCC, or (iii) place such Equity Interests in a securities account. In addition, Grantor will not enter into any agreement creating, or otherwise permitting to exist, any restriction or condition upon the transfer, voting, control or exercise of any rights with respect to any Equity Interests of an Applicable Subsidiary. In the event Grantor acquires rights in any Equity Interests of an Applicable Subsidiary after the date hereof, it shall deliver to Secured Party an updated Schedule 2, reflecting such new Equity Interests, and cause such Applicable Subsidiary (and the members of such Applicable Subsidiary (other than Grantor)) to execute and deliver to Secured Party an acknowledgment and consent agreement in substantially the form delivered by the Grantor, the Applicable Subsidiaries of Grantor and the members of each of such Applicable Subsidiaries (other than Grantor) on or about the date of this Pledge Agreement. Notwithstanding the foregoing, it is understood and agreed that the security interest of Secured Party shall attach to all Equity Interests issued by an Applicable Subsidiary to Grantor immediately upon Grantor’s acquisition of rights therein and shall not be affected by the failure of Grantor to deliver an updated Schedule 2 as required hereby. In addition, nothing in this Section 4.1 or any other provision of this Pledge Agreement shall be deemed to limit or modify any restrictions, limitations or prohibitions on the formation, creation or acquisition of Subsidiaries contained in the Credit Agreement. The Equity Interests of each Applicable Subsidiary held by Grantor shall at all times be duly authorized and validly issued, fully paid and (to the extent such concept is relevant with respect to such Equity Interests) non-assessable and not subject to the preemptive, first-refusal or other similar rights of any Person.

(b) Deposit Accounts. Grantor will, upon reasonable request by Secured Party, cooperate in a commercially reasonable manner with Secured Party in obtaining control (for purpose of perfection under the UCC) of Collateral consisting of Deposit Accounts. In addition, and without limitation of the foregoing, if Grantor at any time acquires rights in any Deposit Account not listed on Schedule 1, Grantor shall promptly notify Secured Party in a writing signed by Grantor of the particulars thereof (and accompanied by an updated Schedule 1) and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Pledge Agreement, with such writing and the accompanying updated Schedule 1 to be in form and substance satisfactory to Secured Party.

(c) Investment Property (other than Certificated Securities). With respect to any Collateral comprised of investment property (other than certificated securities) owned by Grantor, Grantor will, upon reasonable request by Secured Party, cause a Control Agreement relating to such investment property to be executed and delivered by Grantor and the applicable financial intermediary in favor of Secured Party.

(d) Stock Powers, etc. Grantor agrees that all certificated securities (if any) delivered by Grantor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, limited liability company membership interest powers or other equivalent instruments of transfer acceptable to Secured Party.

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(e) Continuous Pledge. Grantor will deliver to Secured Party and at all times keep pledged to Secured Party pursuant hereto, on a first-priority, perfected basis all investment property (and, if applicable, other Equity Interests) constituting Collateral, all Dividends and Distributions with respect thereto, and all proceeds and rights from time to time received by or distributable to Grantor in respect of any of the foregoing Collateral.

(f) Transfers and Other Liens. Except as permitted by the Credit Agreement in connection with the consummation of a Clean Coal Transaction (including compliance with all applicable requirements of Section 7.13(b) hereof), Grantor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option, warrant or other right or interest with respect to, any of the Collateral. Grantor shall not create or suffer to exist any Lien upon or with respect to any of the Collateral other than Liens in favor of Secured Party. Grantor will not grant or allow to remain in effect, and Grantor will cause to be terminated, any financing statement or other registration or instrument similar in effect covering all or any part of the Collateral, except any which have been filed in favor of Secured Party. Grantor shall defend the Collateral against all Persons at any time claiming any interest therein adverse to Secured Party.

(g) Amendments to Constitutive Documents. Grantor agrees that it will not authorize or consent to any amendment or modification to, or waive, release or relinquish any of Grantor’s rights or benefits under, any Applicable Subsidiary’s Organization Documents in a manner adverse to the rights and remedies of Secured Party under this Pledge Agreement. In addition, Grantor shall comply with all of its obligations under the Organization Documents of each Applicable Subsidiary and shall enforce all of its rights with respect to the Equity Interests issued by an Applicable Subsidiary to Grantor. Grantor shall promptly notify Secured Party of any default, breach or failure to perform under any of the Organization Documents of an Applicable Subsidiary or other condition that after notice or lapse of time or both would become a default or breach by Grantor or any other party under any of such Organization Documents.

(h) Certain Dividends and Distributions. Grantor acknowledges and agrees that all cash Dividends or Distributions or other monies declared or paid by any Subsidiary (including each Applicable Subsidiary) to Grantor shall be paid or deposited in the Borrower Account prior to use of such funds by Grantor (provided that any use of such funds shall comply with any all applicable covenants or other provisions of the Loan Documents). Grantor shall cause each Applicable Subsidiary to comply with the payment and deposit requirements set forth in this Section 4.1(h).

SECTION 4.2. Legal Name, Jurisdiction of Organization, Etc. Without limiting any prohibitions or restrictions on mergers in the Credit Agreement, Grantor shall not change Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), chief executive office, or type of organization or jurisdiction of organization unless it shall have (a) notified Secured Party in writing at least thirty (30) days, or such shorter period of time as Secured Party may agree, such agreement not to be unreasonably withheld, prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, chief executive office or jurisdiction of organization and providing such other information in connection therewith as Secured Party may reasonably request and (b) taken all actions necessary or reasonably requested by Secured Party to maintain the continuous validity, perfection and the priority of any and all security interests of Secured Party in the Collateral granted or intended to be granted and agreed to hereby.

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SECTION 4.3. Restrictions on Collateral. Grantor shall not hereafter enter into any agreement creating any restriction or condition upon the transfer, voting or control of any of the Equity Interests of any Applicable Subsidiary or any other Collateral.

SECTION 4.4. Compliance with Laws. Grantor will comply with all laws, rules, regulations, judicial orders or decrees applicable to the Collateral or any portion thereof, the noncompliance with which would reasonably be expected to have a material adverse effect upon any of the Collateral.

SECTION 4.5. Books and Records. Grantor will keep and maintain at its own cost and expense at its chief executive office or principal place of business satisfactory and complete records of the Collateral including a record of all dealings of a material nature with respect to the Collateral.

SECTION 4.6. Taxes. Grantor will pay promptly when due any Taxes imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind, other than (a) Taxes that are not yet delinquent and (b) taxes, assessments and governmental charges or levies that, if delinquent, are being contested in good faith in the normal course of business by appropriate action, as permitted by Section 7.7 (or any successor provision(s) of such section) of the Credit Agreement.

SECTION 4.7. Notices of Material Events. Grantor will advise Secured Party promptly, in reasonable detail, of (a) any Lien, charge, claim or other encumbrance made or asserted against any of the Collateral, (b) any material change in the composition of the Collateral, (c) the occurrence of any other event or condition which could reasonably be expected to have a material adverse effect on the validity, perfection or priority of security interests and Liens granted under this Pledge Agreement and (d) any bankruptcy or litigation case or proceeding relating to or affecting the Collateral.

SECTION 4.8. Voting Rights; Dividends, etc. Grantor agrees:

(a) promptly upon the occurrence and during the continuance of an Event of Default and without any request therefor by Secured Party, so long as such Event of Default shall continue, to deliver (properly endorsed where required hereby or requested by Secured Party) to Secured Party all Dividends and Distributions with respect to investment property (and, if applicable, other Equity Interests) constituting Collateral and all proceeds of the Collateral, in each case thereafter received by Grantor, all of which shall be held by Secured Party as additional Collateral; and

(b) promptly upon the occurrence and during the continuance of an Event of Default, (i) that Secured Party may exercise (to the exclusion of Grantor) the voting power and all other incidental rights of ownership with respect to any Collateral constituting all investment property (and, if applicable, other Equity Interests) and Grantor hereby grants Secured Party an irrevocable proxy, exercisable under such circumstances, to vote such all investment property (and, if applicable, other Equity Interests); and (ii) that it shall promptly deliver to Secured Party such additional proxies and other documents as may be necessary to allow Secured Party to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, payment intangibles and proceeds which may at any time and from time to time be held by Grantor but which Grantor is then obligated to deliver to Secured Party, shall, until delivery to Secured Party, be held by Grantor separate and apart from its other property in trust for Secured Party. Secured Party agrees that unless an Event of Default shall have

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occurred and be continuing, Grantor will have the exclusive voting power with respect to any all investment property (and, if applicable, other Equity Interests) constituting Collateral and Secured Party will, upon the written request of Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by Grantor which are necessary to allow Grantor to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by Grantor that would impair any such Collateral or be inconsistent with or violate any provision of any Loan Document.

Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, if any Applicable Subsidiary or other issuer of Equity Interests constituting Collateral is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then (i) all rights of Grantor in respect thereof to exercise the voting and other consensual rights which Grantor would otherwise be entitled to exercise with respect to the Equity Interests issued by such Person to Grantor shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights, but Secured Party shall, in accordance with Section 5.3 and to the fullest extent permitted by law, have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing and (ii) Grantor shall deliver (properly endorsed where required hereby or requested by the Secured Party) to Secured Party without any advance or contemporaneous notice or demand of any kind by the Secured Party to Grantor, all Dividends and Distributions with respect to the Equity Interests issued by such Person to Grantor.

SECTION 4.9. Impairment of Security Interest; Compromise of Collateral. Grantor will not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party’s security interest in the Collateral (for the avoidance of doubt, the negotiation and consummation of a Clean Coal Transaction that complies with all applicable provisions of the Credit Agreement and Section 7.13(b) of this Pledge Agreement will not constitute an impairment of the value or enforceability of Secured Party’s security interest in the Collateral). Without limitation of the foregoing, Grantor shall not cast any vote or give or grant any consent, waiver or ratification or take any other action which could reasonably be expected to (a) have the result of adversely affecting Secured Party’s rights or remedies under this Pledge Agreement, (b) violate the terms of this Pledge Agreement, (c) have the effect of impairing the validity, perfection or priority of the security interest of Secured Party in the Collateral in any manner whatsoever, or (d) cause an Event of Default under this Pledge Agreement. Except to the extent permitted by the Credit Agreement (if applicable), Grantor will not adjust, settle, compromise, amend or modify any of its rights in the Collateral.

SECTION 4.10. Further Assurances, etc. Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Secured Party may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will:

(a) from time to time upon the request of Secured Party, promptly deliver to Secured Party such stock powers, limited liability company membership interest powers, instruments and similar documents, satisfactory in form and substance to Secured Party, with respect to such Collateral as Secured Party may reasonably request and will, from time to time upon the request of Secured Party after the occurrence and during the continuance of any Event of Default

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promptly transfer any securities constituting Collateral into the name of any nominee designated by Secured Party;

(b) file (or cause to be filed or authorize to be filed) such financing statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that Secured Party may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to Secured Party hereby;

(c) deliver to Secured Party and at all times keep pledged to Secured Party pursuant hereto, on a first-priority, perfected basis, at the reasonable request of Secured Party, all investment property (and, if applicable, other Equity Interests) constituting Collateral, all Dividends and Distributions with respect thereto, and all proceeds and rights from time to time received by or distributable to Grantor in respect of any of the foregoing Collateral; provided, however, that so long as no Default or Event of Default exists or would result therefrom, nothing in this subsection (c) shall prevent Grantor from (i) subject to compliance with Section 4.1(h) hereof, receiving and using Dividends or Distributions or (ii) distributing Dividends and Distributions to its Equity holders to the extent permitted by Section 8.2 (or any successor provision(s) of such section) of the Credit Agreement;

(d) furnish to Secured Party, from time to time at Secured Party’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail; and

(e) do all things reasonably requested by Secured Party in order to enable Secured Party to have control (as such term is defined in Article 8 and Article 9 of any applicable Uniform Commercial Code relevant to the creation, perfection or priority of Collateral consisting of deposit accounts, accounts and letter of credit rights) over any Collateral.

With respect to the foregoing and the grant of the security interest hereunder, Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. Grantor agrees that a carbon, photographic or other reproduction of this Pledge Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

ARTICLE V

THE SECURED PARTY

SECTION 5.1. Secured Party Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints Secured Party its attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in Secured Party’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including:

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(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; and

(b) to receive, indorse and collect any instruments or documents in connection with clause (a) above; and

(c) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral; and

(d) to perform the affirmative obligations of Grantor hereunder.

Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2. Secured Party May Perform. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor pursuant to Section 7.4.

SECTION 5.3. Secured Party Has No Duty. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or responsibility for:

(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Equity Interests or investment property, whether or not Secured Party has or is deemed to have knowledge of such matters, or

(b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4. Reasonable Care. Secured Party is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of Secured Party to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

EVENTS OF DEFAULT; REMEDIES

SECTION 6.1. Events of Default. The occurrence of any of the following shall be an “Event of Default”:

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(a) Violation of Pledge Agreement. If Grantor fails to perform any covenant or agreement under, or violates any provision of, this Pledge Agreement and does not cure such failure (if capable of cure) within thirty (30) days after the earlier of (i) written notice from Secured Party or (ii) any Manager of Grantor obtaining knowledge of such failure or violation.

(b) Restrictions on Transferability of Collateral. If Grantor shall hereafter enter into any agreement creating any restriction or condition upon the transfer, voting or control of any of the Collateral.

(c) Other Loan Documents. If any Event of Default (as defined in the Credit Agreement) occurs.

SECTION 6.2. Certain Remedies. If any Event of Default shall have occurred and be continuing, Secured Party may exercise any or all of the following rights and remedies:

(a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

(i) require Grantor to, and Grantor hereby agrees that it will, at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties, and

(ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days prior notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by Secured Party against, all or any part of the Secured Obligations as Secured Party shall determine in its sole discretion (subject to compliance with any applicable provisions in the Loan Documents).

(c) Secured Party may:

(i) transfer all or any part of the Collateral into the name of Secured Party or its nominee(s), with or without disclosing that such Collateral is subject to the lien hereunder;

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(ii) notify the parties obligated on any of the Collateral to make payment to Secured Party of any amount due or to become due thereunder;

(iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv) give notice of sole control or any other instruction under any deposit account control agreement or securities account control agreement (including any Control Agreement) and take any action therein with respect to such Collateral;

(v) take control of any proceeds of the Collateral; and

(vi) execute (in the name, place and stead of Grantor) endorsements, assignments, stock powers, limited liability company membership interest powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

(d) Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 10.1(g) or Section 10.1(h) (or any successor provision(s) of any such section) of the Credit Agreement, all of the Secured Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

SECTION 6.3. Securities Laws. If Secured Party shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.2, Grantor agrees that, upon request of Secured Party, Grantor will, at its own expense:

(a) execute and deliver, and cause (or, with respect to any issuer which is not a Subsidiary of Grantor, use its best efforts to cause) each issuer of the Collateral contemplated to be sold and the directors, managers and/or officers, as the case may be, thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Collateral under the provisions of the Securities Act, and use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

(b) use its commercially reasonable efforts to exempt the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by Secured Party;

(c) cause (or, with respect to any issuer which is not a Subsidiary of Grantor, use its best efforts to cause) each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

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(d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

SECTION 6.4. Compliance with Restrictions. Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict public issuances or sales of securities, the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable nor accountable to Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.5. Protection of Collateral. Secured Party may from time to time, at its option, perform any act which Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and Secured Party may from time to time take any other action which Secured Party reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or its security interest therein.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1. Loan Document. This Pledge Agreement is a Loan Document under, and executed pursuant to, the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Pledge Agreement shall remain in full force and effect until this Pledge Agreement and the Secured Obligations of Grantor hereunder are released in accordance with Section 7.13(a), shall be binding upon Grantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by Secured Party and its successors, transferees and assigns; provided that Grantor may not assign any of its obligations hereunder without the prior written consent of Secured Party; provided further that any transfer or assignment by Secured Party shall be subject to, and made in accordance with Section 12.9 (or any successor provision(s) of such section) of the Credit Agreement or other applicable provisions regulating assignments or transfers by Secured Party.

SECTION 7.3. Amendments, etc. Except for amendments or supplements to Schedule 1 pursuant to Section 4.1(b) or to Schedule 2 pursuant to Section 4.1(a), no amendment to or waiver of any provision of this Pledge Agreement, nor consent to any departure by Grantor from its obligations under this Pledge Agreement, shall in any event be effective unless the same shall be in writing and signed by Secured Party and Grantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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SECTION 7.4. Indemnification; Costs and Expenses. In addition to, but not in qualification or limitation of, any similar obligations under other Loan Documents:

(a) Grantor will indemnify Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), WHETHER OR NOT SUCH CLAIMS, LOSSES AND LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT CAUSED BY OR ARISING OUT OF SUCH INDEMNIFIED PARTY’S OWN NEGLIGENCE OR STRICT LIABILITY, except to the extent such claims, losses or liabilities are proximately caused by such indemnified party’s individual gross negligence or willful misconduct.

(b) Grantor will upon demand pay to Secured Party the amount of any and all costs and expenses, including the reasonable fees and disbursements of Secured Party’s counsel and of any experts and agents, which Secured Party may incur in connection with (i) the preparation of this Pledge Agreement and the perfection and preservation of the security interests created under this Pledge Agreement, (ii) the administration of this Pledge Agreement, (iii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, or (iv) the exercise or enforcement of any of the rights of Secured Party hereunder.

SECTION 7.5. Notices. All notices and other communications provided for hereunder shall be in writing and shall be given or made as provided in the Credit Agreement.

SECTION 7.6. No Waiver; Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.7. Headings. The various headings of this Pledge Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Pledge Agreement or any provisions thereof.

SECTION 7.8. Severability. If any provision of this Pledge Agreement is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, this Pledge Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Pledge Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

SECTION 7.9. Governing Law; Jurisdiction; Etc.

(a) THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE

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LAWS OF ANY STATE IN WHICH ANY PROPERTY INTENDED AS SECURITY FOR THE OBLIGATIONS IS LOCATED NECESSARILY GOVERN (I) THE PERFECTION AND PRIORITY OF THE LIENS IN FAVOR OF SECURED PARTY WITH RESPECT TO SUCH PROPERTY, AND (II) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH PROPERTY.

(b) Grantor hereby irrevocably submits to the jurisdiction of any Colorado State or Federal court sitting in the District of Colorado over any action or proceeding arising out of or relating to this Pledge Agreement, and Grantor hereby irrevocably agrees that all claims with respect to such action or proceeding may be heard and determined in such Colorado State or Federal court. Grantor irrevocably consents to the service of any and all process in any such action or proceeding by the delivery by Federal Express or other nationally recognized overnight delivery service of copies of such process to such Person at its address specified in Section 12.1 (or any successor provision(s) of such section) of the Credit Agreement. Grantor agrees that a final judgment on any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 7.9(b) shall affect any right of Secured Party to serve legal process in any other manner permitted by Law or affect the right of Secured Party to bring any action or proceeding against Grantor or any Subsidiary or their respective properties in the courts of any other jurisdictions. To the extent that Grantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Person hereby irrevocably waives such immunity with respect to its obligations under this Pledge Agreement.

SECTION 7.10. Waiver of Jury Trial. GRANTOR AND SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 7.11. Entire Agreement. This Pledge Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 7.12. Counterparts. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of a counterpart hereof via facsimile or electronic mail transmission shall be deemed an original signature hereto.

SECTION 7.13. Release of Collateral and Liens.

(a) Notwithstanding any other provision of this Pledge Agreement (save for Section 2.4 herein and any other provisions of this Pledge Agreement that survive termination or release of this Pledge Agreement), this Pledge Agreement and all obligations of Grantor hereunder shall be released when all of the Secured Obligations have been paid in full in cash or otherwise performed in full and neither Secured Party nor any other Secured Party has any further commitment to make any Loan, advance or credit extension to, or for the benefit of, Grantor. Upon such termination and release, Secured Party shall return to Grantor such of the Collateral and such other documents delivered by Grantor

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hereunder as may then be in Secured Party’s possession, subject to the rights of third parties, and without recourse, warranty or representation to or by Secured Party. Until such time, however, this Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b) If the consummation of any Clean Coal Transaction requires the sale or other disposition of Equity Interests (and, if applicable, related Collateral) pledged to Secured Party under Section 2.1(a) and, if applicable, Section 2(d) or (e), of this Pledge Agreement (collectively, the “Specified Collateral”) free and clear of the Liens created by this Pledge Agreement, then the Liens created by this Pledge Agreement in the Specified Collateral will be automatically released upon consummation of such Clean Coal Transaction so long as (i) immediately following consummation of such Clean Coal Transaction, no Event of Default (or, in the case of any event described in Section 10.1(a), Section 10.1(b), Section 10.1(g) or Section 10.1(h) (or any successor provision(s) of any such section(s) of the Credit Agreement, Default) will exist, (ii) Grantor has made (or will timely make) all associated mandatory prepayments required under Section 2.6 (or any successor provision(s) of such section) of the Credit Agreement in accordance with Section 2.6 (or any successor provision(s) of such section) of the Credit Agreement and (iii) either:

(A) in the event the consideration for the sale or other disposition of the Specified Collateral (excluding consideration in the form of upfront cash payment(s) subject to Section 2.6 (or any successor provision(s) of such section) of the Credit Agreement) is a Secured Purchase Price Note (as hereinafter defined), Grantor has delivered to Secured Party (or will deliver, within ten (10) Business Days following consummation of the Clean Coal Transaction, or in the case of items requested by Secured Party pursuant to clause (2), promptly following Secured Party’s request therefor) (1) a Borrower Pledge Agreement (Post-Closing) in form satisfactory to Secured Party and duly executed by Borrower and (2) such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed, as applicable) as Secured Party shall deem necessary or appropriate to grant, evidence and perfect first and prior Liens in the collateral covered (or purported to be covered) by such Borrower Pledge Agreement (Post-Closing); or

(B) in the event the consideration for the sale or other disposition of the Specified Collateral (excluding consideration in the form of upfront cash payment(s) subject to Section 2.6 (or any successor provision(s) of such section) of the Credit Agreement) is consideration other than a Secured Purchase Price Note payable to Grantor, Grantor has provided (or will provide within a period of time acceptable to Secured Party in its sole discretion) replacement collateral or security acceptable to Secured Party.

Secured Party, at the request and sole cost and expense of Grantor, shall execute and deliver to Grantor all releases or other documents reasonably requested by Grantor to evidence a permitted release of Specified Collateral under this Section 7.13(b).

For purposes of this Section 7.13(b), a “Secured Purchase Price Note” means a commercial promissory note payable to Grantor that (1) is secured by all or substantially all of the Specified Collateral sold or otherwise disposed of and (2) is free of contractual restrictions that might prohibit, impair, delay or

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otherwise affect the pledge by Grantor of such promissory note and any related collateral covered (or purported to be covered) by the applicable Borrower Pledge Agreement (Post-Closing) or the sale, assignment, transfer or other disposition of such promissory note or related collateral pursuant to the applicable Borrower Pledge Agreement or any other applicable Loan Documents.

SECTION 7.14. Legal Counsel; Drafting. Grantor represents and warrants that it has consulted with its legal counsel regarding this Pledge Agreement and all waivers contained hereunder. The parties hereto agree that they have been represented by counsel during the negotiation, preparation, and execution of this Pledge Agreement and, therefore, waive the application of any law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

SECTION 7.15. Additional Matters. This Pledge Agreement is entered into for the sole protection and benefit of Secured Party and its successors and assigns, and no other Person (other than any indemnitee specified herein or in any other Loan Document) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Pledge Agreement. Secured Party, by its acceptance of this Pledge Agreement, shall not have any obligations under this Pledge Agreement to any Person other than Grantor, and such obligations shall be limited to those expressly stated herein.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Pledge Agreement (Closing Date) to be duly executed and delivered by its authorized officer as of the date first above written.

CLEAN COAL SOLUTIONS, LLC, as Grantor

By:	/s/ Charles S. McNeil
Name:	Charles S. McNeil
Title:	Manager

COBIZ BANK, as Secured Party

By:	/s/ Doug Pogge
Name:	Doug Pogge
Title:	Senior Vice President

[Signature Page To Clean Coal Solutions, LLC Pledge Agreement (Closing Date)]

SCHEDULE 1

to Pledge Agreement

DEPOSIT ACCOUNTS

Name of Institution	Account Number
CoBiz Bank	3235270

SCHEDULE 2

to Pledge Agreement

STOCKS

Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Interests Held/ Interests Pledged
N/A	N/A	N/A	N/A	N/A

OTHER EQUITY SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Issuer	Description of Collateral	Percentage Ownership Interest
AEC-NM, LLC, a Colorado limited liability company	Limited liability company membership interest (uncertificated)	95%

AEC-TH, LLC, a Colorado limited liability company	Limited liability company membership interest (uncertificated)	95%

Additional Disclosures (Section 3.3):

[None.][                                                 ]

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SCHEDULE 3

to Pledge Agreement

Location of Chief Place of Business, Chief Executive Office and Records

ADA-ES

8100 SouthPark Way, Unit B

Littleton, Colorado 80120

Attn: Dr. Michael Durham

Facsimile: 303.734.0330

Email: miked@adaes.com

NexGen Refined Coal, LLC

3300 South Parker Road, Suite 300

Attn: Charles S. McNeil, President

Facsimile: 303.751.9210

email: cmcneil@nexgen-group.com

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SCHEDULE 4

to Pledge Agreement

Legal Name, Jurisdiction of Organization, etc.

Legal Name:	Clean Coal Solutions, LLC

Jurisdiction of Organization:	Colorado

Organizational ID:	20061445355

Other Disclosures:

On January 10, 2007, Grantor changes its name from ADA-NexCoal, LLC to Clean Coal Solutions, LLC.

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PLEDGE AGREEMENT (POST-CLOSING)

(Clean Coal Solutions, LLC)

This PLEDGE AGREEMENT (POST-CLOSING), dated as of[            ], 20[ ] (as amended, supplemented, restated, replaced, extended or otherwise modified from time to time, this “Pledge Agreement”), is made by CLEAN COAL SOLUTIONS, LLC, a Colorado limited liability company (“Grantor”), and COBIZ BANK, doing business in the State of Colorado as Colorado Business Bank (“Secured Party”).

Recitals

A. Grantor is (or will be with respect to after-acquired property) the legal and beneficial owner and holder of the Collateral (as hereinafter defined).

B. Grantor, as borrower, and Secured Party, as lender, have entered into (i) a Credit Agreement dated as of March 30, 2011 (as such agreement may from time to time be amended, restated, extended, renewed, replaced, supplemented or otherwise modified, the “Credit Agreement”), providing for a senior secured revolving line of credit in the maximum principal amount of $10,000,000, and (ii) a Pledge Agreement (Closing Date) dated as of March 30, 2011 [NTD: If this Pledge Agreement is executed and delivered pursuant to a pledge agreement that was delivered pursuant to Section 4.1(b) of the Credit Agreement, update description of Existing Pledge Agreement accordingly.] (as such agreement may from time to time be amended, restated, extended, renewed, replaced, supplemented or otherwise modified, the “Existing Pledge Agreement”).

C. In connection with the consummation of a Clean Coal Transaction on or about the date of this Agreement, certain of the Collateral under the Existing Pledge Agreement is or will be released pursuant to Section 7.13(b) of the Existing Pledge Agreement. As a condition to such Collateral release and the continuing extension and/or maintenance of credit and other financial accommodations by Secured Party as provided in the Credit Agreement, Grantor is required to execute and deliver this Pledge Agreement.

D. Grantor has determined that it is in the best interests of Grantor to execute this Pledge Agreement inasmuch as Grantor derives and will derive substantial direct and indirect benefits from the credit extensions and other financial accommodations made to Grantor from time to time under the Credit Agreement, and Grantor understands and agrees that Secured Party is relying on this representation in agreeing to make credit extensions and other financial accommodations to Grantor under the Credit Agreement.

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Agreement

NOW THEREFORE, in order to induce Secured Party to release certain Collateral under the Existing Pledge Agreement and to continue to extend credit and other financial accommodations to Grantor pursuant to the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party, as follows:

ARTICLE VIII

DEFINITIONS

SECTION 8.1. Certain Terms. The following terms when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Borrower Account” means (i) the cash account held in Denver, Colorado, U.S.A., with Secured Party with account number 3235270 held in the name of Grantor and (ii) such other account(s) as may be substituted for or replace or supersede any such account from time to time with the prior written consent of the Secured Party (which consent may be granted or withheld in Secured Party’s sole discretion).

“Collateral” is defined in Section 2.1.

“Collateral Support” means property (real or personal) assigned, hypothecated or otherwise securing any of the Collateral, including any security agreement or other agreement granting a Lien or security interest in such real or personal property.

“Credit Agreement” is defined in Recital B.

“Event of Default” is defined in Section 6.1.

“Grantor” is defined in the preamble.

“Pledge Agreement” is defined in the preamble.

“Purchase Price Note” means [to be inserted prior to execution].

“Purchase Price Note Collateral Documents” means, collectively, [(i)/(ii)] [to be inserted prior to execution], and [(ii)/(iii)] all other agreements, instruments or documents now or hereafter delivered by Grantor in connection with the Purchase Price Note to secure or guarantee the payment of any part of the indebtedness, liabilities, obligations, covenants and duties owing by Grantor under or with respect to the Purchase Price Note.

“Receivables” shall mean, collectively, the Purchase Price Note (regardless of how classified under the UCC), all amounts due or to become due from time to time under or with respect to the Purchase Price Note (whether as contractual obligations, damages, indemnity payments or otherwise and regardless of how classified under the UCC), and Grantor’s rights to receive and be paid such amounts, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support (including each Purchase Price Note Collateral Document and the property or other interests subject to (or purported to be subject to) a Lien thereunder) and supporting obligations (as defined in the UCC) related thereto and all Receivables Records.

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“Receivables Records” shall mean (i) to the extent within the possession or control of the applicable Grantor, all original copies of all documents, instruments or other writings or electronic records or other records evidencing the Receivables, (ii) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, whether in the possession or under the control of Grantor or any agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or agents thereof, and certificates, acknowledgments, or other writings, including lien search reports, from filing or other registration officers, and (iv) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” means (i) collectively, all of the “Obligations” under and as defined in the Credit Agreement, (ii) to the extent not otherwise included in clause (i), all principal, interest (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Grantor or any other guarantor or obligor with respect to the “Obligations” under and as defined in the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and all other charges, fees, premiums, indemnities and expenses relating to any of the foregoing, and (iii) to the extent not otherwise included in clauses (i) or (ii), all costs, expenses and reasonable attorneys’ fees (including fees of inside counsel) paid or incurred by Secured Party at any time before or after judgment in attempting to collect any of the foregoing, to realize on any Collateral, and to enforce this Pledge Agreement or any of the other Loan Documents to which Grantor is a party.

“Secured Party” is defined in the preamble.

“Securities Act” means the Securities Act of 1933, as from time to time amended.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. The term “Subsidiary” shall include Subsidiaries of Subsidiaries (and so on). Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Grantor. For the avoidance of doubt, the parties acknowledge and agree that Clean Coal Solutions Services, LLC, a Colorado limited liability company formerly known as Clean Coal Services, LLC, is a sister company to Grantor and is not a Subsidiary of Grantor.

“UCC” means the Uniform Commercial Code as in effect in the State of Colorado from time to time, or in any jurisdiction the laws of which may be applicable to or in connection with the creation, perfection or priority of any security interest purported to be created under this Pledge Agreement.

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The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document (including any Organization Document) herein shall include all exhibits, schedules, annexes and attachments thereto and shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, replaced, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, replacements, extensions, supplements or modifications set forth in this Pledge Agreement or any other Loan Document), (b) any reference herein to any Person (or person) shall be construed to include such Person’s (or person’s) successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Pledge Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Annexes, Exhibits and Schedules, without qualification, shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Pledge Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights (provided that this clause (f) shall not expand, enlarge, add to or otherwise increase the list of assets, properties or other interests which are subject to (or are purported to be subject to) a Lien in favor of Secured Party under any of the Loan Documents). The phrases “this Section” and “this Subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word “or” is not exclusive. References to “days” shall mean calendar days, unless the term “Business Day” is used.

SECTION 8.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 8.3. UCC Definitions. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Pledge Agreement (whether or not capitalized herein), including its preamble and recitals, with such meanings.

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ARTICLE IX

SECURITY INTEREST

SECTION 9.1. Grant of Security Interest. Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers and transfers to Secured Party and hereby grants to Secured Party a continuing security interest in all of the following property of Grantor, whether tangible or intangible, whether now or hereafter existing, owned or acquired by Grantor, and wherever located (collectively, the “Collateral”):

(a) the Purchase Price Note, all other Receivables and all Receivables Records; and

(b) to the extent not otherwise included in Section 2.1(a), all products, issues, profits, returns, income, supporting obligations and proceeds of and from any and all of the foregoing Collateral (including, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

SECTION 9.2. Security for Secured Obligations. This Pledge Agreement and the Collateral in which Secured Party is granted a security interest hereunder by Grantor secures the payment of all Secured Obligations now or hereafter existing.

SECTION 9.3. Grantor Remains Liable. Anything herein to the contrary notwithstanding,

(a) Grantor will remain liable under any contracts and agreements included in the Collateral to the extent set forth therein (including the Purchase Price Note and each of the Purchase Price Note Collateral Documents), and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Pledge Agreement had not been executed;

(b) the exercise by Secured Party of any of its rights hereunder will not release Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral (including the Purchase Price Note and each of the Purchase Price Note Collateral Documents); and

(c) Secured Party will not have any obligation or liability under any contracts or agreements included in the Collateral (including the Purchase Price Note and each of the Purchase Price Note Collateral Documents) by reason of this Pledge Agreement, nor will Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 9.4. Security Interest Absolute, etc. This Pledge Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until this Pledge Agreement and the Secured Obligations of Grantor hereunder are released in accordance with Section 7.13. All rights of Secured Party and the security interests granted to Secured Party hereunder, and all obligations of Grantor hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document;

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(b) the failure of Secured Party:

(i) to assert any claim or demand or to enforce any right or remedy against Grantor or any other Person under the provisions of any Loan Document or otherwise, or

(ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Secured Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligation;

(d) any reduction, limitation, impairment or termination of any of the Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any of the Secured Obligations or otherwise, other than, in each case, payment of the Secured Obligations in full;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(f) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor of the Secured Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by Secured Party securing any of the Secured Obligations; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Grantor, any surety or any guarantor, other than, in each case, payment of the Secured Obligations in full.

This Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of Grantor or any of its Subsidiaries or any other Person, or any other similar action or proceeding or otherwise, all as though such payment had not been made.

SECTION 9.5. Postponement of Subrogation. Grantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party. Grantor shall not seek or be entitled to seek any contribution or reimbursement from any Subsidiary in respect of any payment made under any Loan Document or otherwise. Any amount paid to Grantor on account of any such subrogation rights during the term of this Pledge Agreement shall be held in trust for the benefit of Secured Party and shall immediately be paid and turned over to Secured Party in the exact form received by Grantor (duly endorsed in favor of Secured Party, if required), to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with Section 6.2. In furtherance of the foregoing, Grantor shall refrain from taking any action or commencing any proceeding against any Subsidiary (or any of its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Pledge Agreement to Secured Party.

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ARTICLE X

REPRESENTATIONS AND WARRANTIES

In order to induce Secured Party to enter into the Credit Agreement and to make credit extensions and other financial accommodations to Grantor under the Credit Agreement, Grantor represents and warrants to Secured Party as set forth below.

SECTION 10.1. Purchase Price Note, etc. To the knowledge of Grantor, the Purchase Price Note has been duly authorized, issued and delivered by the issuer thereof, is the legal, valid and binding obligation of such issuer, is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture and, except as disclosed in writing to Secured Party, such issuer is not in default in any material respect thereunder. The execution and delivery by Grantor of the Purchase Price Note and each Purchase Price Note Collateral Document to which Grantor is a party and the performance of Grantor’s obligations thereunder have been duly authorized by all necessary limited liability company proceeding, and constitute legal, valid and binding obligations of Grantor enforceable against Grantor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally. To the knowledge of Grantor, each Purchase Price Note Collateral Document constitutes the legal, valid and binding obligations of the other party or parties thereto (other than Grantor) enforceable against such parties in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally. Grantor has delivered to the Secured Party a true and correct copy of the Purchase Price Note and each Purchase Price Note Collateral Document as in effect on the date of this Pledge Agreement. No amount payable to Grantor under or in connection with any Receivable is evidenced by any instrument or chattel paper which has not been delivered to Secured Party to the extent required by Section 4.1(b).

SECTION 10.2. Ownership, No Liens, etc. Grantor is and shall remain the sole direct, legal, beneficial and record owner of the Collateral free and clear of any Lien, except for Liens created by this Pledge Agreement, and Grantor has the unencumbered right, power and authority to assign, transfer, hypothecate and set over to Secured Party and grant to Secured Party a security interest in such Collateral pursuant to this Pledge Agreement. No effective financing statement or other filing similar in effect covering any Collateral is on file in any recording office, except those filed in favor of Secured Party relating to this Pledge Agreement. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to any of the Collateral.

SECTION 10.3. No Transfer Restrictions. Except for restrictions imposed by the Loan Documents, the Collateral is free of contractual restrictions that might prohibit, impair, delay or otherwise affect the pledge of any Collateral hereunder or the sale or disposition thereof pursuant hereto.

SECTION 10.4. Location of Grantor and Records. The chief place of business and chief executive office of Grantor and the office where Grantor keeps records concerning the Collateral are located at its address specified in Schedule 1 hereto, as such schedule may be modified or supplemented from time to time.

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SECTION 10.5. Legal Name, Jurisdiction of Organization, Etc. Grantor’s exact legal name (as indicated on the public record of Grantor’s jurisdiction of organization), jurisdiction of organization and organizational identification number, if any, as of the date of this Pledge Agreement are specified on Schedule 2 hereto. Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. The jurisdiction of Grantor’s organization is required to maintain a public record showing Grantor to have been organized. Except as specified on Schedule 2, Grantor has not changed its name, jurisdiction of organization, chief executive office or principal place of business, as applicable, or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years preceding execution of this Pledge Agreement and has not within the last five years preceding execution of this Pledge Agreement become bound (whether as a result of merger or otherwise) as grantor under a security agreement or pledge agreement entered into by another Person, which has not heretofore been terminated.

SECTION 10.6. Validity, etc. This Pledge Agreement creates a valid security interest in the Collateral securing the payment of the Secured Obligations. Grantor has filed or caused to be filed all financing statements in the appropriate offices therefor (or has authorized financing statements suitable for filing in such offices) and has taken all of the actions necessary to create perfected and first-priority security interests in the applicable Collateral.

SECTION 10.7. Authorization, Approval, etc. The representations and warranties set forth in Section 6.2 and 6.3 (or any successor provision(s) of such section(s)) of the Credit Agreement as they relate to Grantor and this Pledge Agreement are true and correct in all respects.

SECTION 10.8. Best Interests. It is in the best interests of Grantor to execute this Pledge Agreement inasmuch as Grantor will derive substantial direct and indirect benefits from the credit extensions and other financial accommodations made from time to time to Grantor by Secured Party pursuant to the Credit Agreement and the other Loan Documents, and Grantor understands and agrees that Secured Party is relying on this representation in agreeing to make credit extensions to Grantor pursuant to the Credit Agreement and the other Loan Documents.

ARTICLE XI

COVENANTS

Grantor covenants and agrees that, until this Pledge Agreement and the Secured Obligations of Grantor hereunder are released in accordance with Section 7.13, Grantor will perform, comply with and be bound by the obligations set forth below.

SECTION 11.1. As to Collateral, etc.

(a) Receivables. Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable, in each case for clauses (i) through (v), in any manner that would reasonably be expected to have a Material Adverse Effect. Grantor shall perform and observe, in timely fashion, all of the covenants, conditions, obligations and agreements of Grantor in connection with the Receivables except to the extent any non-performance or non-observance would not reasonably be expected to have a Material Adverse Effect.

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(b) Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral is as of the date of this Pledge Agreement or shall hereafter be or become evidenced by any instrument or chattel paper, (i) such instrument or chattel paper shall be promptly delivered to Secured Party, duly indorsed in a manner satisfactory to Secured Party and (ii) upon a request of Secured Party, Grantor will mark conspicuously, in form and manner reasonably satisfactory to Secured Party, such instrument or chattel paper with an appropriate reference to the fact that Secured Party has a security interest therein. Without limitation of the foregoing, Grantor shall not deliver the Purchase Price Note to any Person other than Secured Party (or its agent or designee).

(c) Transfers and Other Liens. Grantor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option, warrant or other right or interest with respect to, any of the Collateral. Grantor shall not create or suffer to exist any Lien upon or with respect to any of the Collateral other than Liens in favor of Secured Party. Grantor will not grant or allow to remain in effect, and Grantor will cause to be terminated, any financing statement or other registration or instrument similar in effect covering all or any part of the Collateral, except any which have been filed in favor of Secured Party. Grantor shall defend the Collateral against all Persons at any time claiming any interest therein adverse to Secured Party.

(d) Payments into Borrower Account. Grantor acknowledges and agrees that all principal, interest, fees, indemnities, costs, expenses and other monies or amounts paid to Borrower under or with respect to the Purchase Price Note and other Receivables shall be paid or deposited in the Borrower Account prior to use of such funds by Grantor (provided that any use of such funds shall comply with any all applicable covenants or other provisions of the Loan Documents).

SECTION 11.2. Legal Name, Jurisdiction of Organization, Etc. Without limiting any prohibitions or restrictions on mergers in the Credit Agreement, Grantor shall not change Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), chief executive office, or type of organization or jurisdiction of organization unless it shall have (a) notified Secured Party in writing at least thirty (30) days, or such shorter period of time as Secured Party may agree, such agreement not to be unreasonably withheld, prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, chief executive office or jurisdiction of organization and providing such other information in connection therewith as Secured Party may reasonably request and (b) taken all actions necessary or reasonably requested by Secured Party to maintain the continuous validity, perfection and the priority of any and all security interests of Secured Party in the Collateral granted or intended to be granted and agreed to hereby.

SECTION 11.3. Restrictions on Collateral. Grantor shall not hereafter enter into any agreement or undertaking restricting the right or ability of Grantor or Secured Party to sell, assign or transfer any of the Collateral or, if applicable, to exercise any voting or corporate rights with respect to the Collateral.

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SECTION 11.4. Compliance with Laws. Grantor will comply with all laws, rules, regulations, judicial orders or decrees applicable to the Collateral or any portion thereof, the noncompliance with which would reasonably be expected to have a material adverse effect upon any of the Collateral.

SECTION 11.5. Books and Records. Grantor will keep and maintain at its own cost and expense at its chief executive office or principal place of business satisfactory and complete records of the Collateral including a record of all dealings of a material nature with respect to the Collateral.

SECTION 11.6. Taxes. Grantor will pay promptly when due any Taxes imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind, other than (a) Taxes that are not yet delinquent and (b) taxes, assessments and governmental charges or levies that, if delinquent, are being contested in good faith in the normal course of business by appropriate action, as permitted by Section 7.7 (or any successor provision(s) of such section) of the Credit Agreement.

SECTION 11.7. Notices of Material Events. Grantor will advise Secured Party promptly, in reasonable detail, of (a) any Lien, charge, claim or other encumbrance made or asserted against any of the Collateral, (b) any material change in the composition of the Collateral, (c) any material default or event of default under, or material breach or violation of any of the terms and conditions of, the Purchase Price Note or any Purchase Price Note Collateral Agreement, whether by Grantor or any other party thereto, (d) the occurrence of any other event or condition which could reasonably be expected to have a material adverse effect on the validity, perfection or priority of security interests and Liens granted under this Pledge Agreement and (e) any bankruptcy or litigation case or proceeding relating to or affecting the Collateral.

SECTION 11.8. Payments During Event of Default. Grantor agrees promptly upon the occurrence and during the continuance of an Event of Default and without any request therefor by Secured Party, so long as such Event of Default shall continue, to deliver (properly endorsed where required hereby or requested by Secured Party) to Secured Party all interest principal, cash payments and other amounts and payment intangibles constituting Collateral and all proceeds of the Collateral, in each case thereafter received by Grantor, all of which shall be held by Secured Party as additional Collateral. All interest, principal, cash payments and other amounts , payment intangibles and proceeds which may at any time and from time to time be held by Grantor but which Grantor is then obligated to deliver to Secured Party, shall, until delivery to Secured Party, be held by Grantor separate and apart from its other property in trust for Secured Party.

SECTION 11.9. Impairment of Security Interest; Compromise of Collateral. Grantor will not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party’s security interest in the Collateral. Without limitation of the foregoing, Grantor shall not cast any vote or give or grant any consent, waiver or ratification or take any other action which could reasonably be expected to (a) have the result of adversely affecting Secured Party’s rights or remedies under this Pledge Agreement, (b) violate the terms of this Pledge Agreement, (c) have the effect of impairing the validity, perfection or priority of the security interest of Secured Party in the Collateral in any manner whatsoever, or (d) cause an Event of Default under this Pledge Agreement. Except to the extent permitted by the Credit Agreement (if applicable), Grantor will not adjust, settle, compromise, amend or modify any of its rights in the Collateral.

SECTION 11.10. Further Assurances, etc. Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Secured Party may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will:

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(a) from time to time upon the request of Secured Party, promptly deliver to Secured Party such stock powers, limited liability company membership interest powers, instruments and similar documents, satisfactory in form and substance to Secured Party, with respect to such Collateral as Secured Party may reasonably request and will, from time to time upon the request of Secured Party after the occurrence and during the continuance of any Event of Default promptly transfer any securities constituting Collateral into the name of any nominee designated by Secured Party;

(b) file (or cause to be filed or authorize to be filed) such financing statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that Secured Party may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to Secured Party hereby;

(c) furnish to Secured Party, from time to time at Secured Party’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail; and

(d) do all things reasonably requested by Secured Party in order to enable Secured Party to have control (as such term is defined in Article 8 and Article 9 of any applicable Uniform Commercial Code relevant to the creation, perfection or priority of Collateral consisting of deposit accounts, accounts and letter of credit rights) over any Collateral.

With respect to the foregoing and the grant of the security interest hereunder, Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. Grantor agrees that a carbon, photographic or other reproduction of this Pledge Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

ARTICLE XII

THE SECURED PARTY

SECTION 12.1. Secured Party Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints Secured Party its attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in Secured Party’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including:

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(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; and

(b) to receive, indorse and collect any instruments or documents in connection with clause (a) above; and

(c) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral; and

(d) to perform the affirmative obligations of Grantor hereunder.

Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 12.2. Secured Party May Perform. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor pursuant to Section 7.4.

SECTION 12.3. Secured Party Has No Duty. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 12.4. Reasonable Care. Secured Party is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of Secured Party to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE XIII

EVENTS OF DEFAULT; REMEDIES

SECTION 13.1. Events of Default. The occurrence of any of the following shall be an “Event of Default”:

(a) Violation of Pledge Agreement. If Grantor fails to perform any covenant or agreement under, or violates any provision of, this Pledge Agreement and does not cure such failure (if capable of cure) within thirty (30) days after the earlier of (i) written notice from Secured Party or (ii) any Manager of Grantor obtaining knowledge of such failure or violation.

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(b) Restrictions on Transferability of Collateral. If Grantor shall hereafter enter into any agreement or undertaking restricting the right or ability of Grantor or Secured Party to sell, assign or transfer any of the Collateral or, if applicable, to exercise any voting or corporate rights with respect to the Collateral.

(c) Other Loan Documents. If any Event of Default (as defined in the Credit Agreement) occurs.

SECTION 13.2. Certain Remedies. If any Event of Default shall have occurred and be continuing, Secured Party may exercise any or all of the following rights and remedies:

(a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

(i) require Grantor to, and Grantor hereby agrees that it will, at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties, and

(ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days prior notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by Secured Party against, all or any part of the Secured Obligations as Secured Party shall determine in its sole discretion (subject to compliance with any applicable provisions in the Loan Documents).

(c) Secured Party may:

(i) transfer all or any part of the Collateral into the name of Secured Party or its nominee(s), with or without disclosing that such Collateral is subject to the lien hereunder;

(ii) communicate with the parties obligated on any of the Receivables constituting Collateral to verify with them to Secured Party’s satisfaction the existence, amount and terms of such Receivables;

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(iii) notify the parties obligated on any of the Collateral to make payment to Secured Party of any amount due or to become due thereunder;

(iv) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(v) exercise any voting or corporate rights with respect to the Collateral (if applicable);

(vi) take control of any proceeds of the Collateral; and

(vii) execute (in the name, place and stead of Grantor) endorsements, assignments, stock powers, limited liability company membership interest powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

(d) Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 10.1(g) or Section 10.1(h) (or any successor provision(s) of any such section) of the Credit Agreement, all of the Secured Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

SECTION 13.3. Compliance with Restrictions. Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict public issuances or sales of securities, the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable nor accountable to Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 13.4. Protection of Collateral. Secured Party may from time to time, at its option, perform any act which Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and Secured Party may from time to time take any other action which Secured Party reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or its security interest therein.

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ARTICLE XIV

MISCELLANEOUS PROVISIONS

SECTION 14.1. Loan Document. This Pledge Agreement is a Loan Document under, and executed pursuant to, the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 14.2. Binding on Successors, Transferees and Assigns; Assignment. This Pledge Agreement shall remain in full force and effect until this Pledge Agreement and the Secured Obligations of Grantor hereunder are released in accordance with Section 7.13, shall be binding upon Grantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by Secured Party and its successors, transferees and assigns; provided that Grantor may not assign any of its obligations hereunder without the prior written consent of Secured Party; provided further that any transfer or assignment by Secured Party shall be subject to, and made in accordance with Section 12.9 (or any successor provision(s) of such section) of the Credit Agreement or other applicable provisions regulating assignments or transfers by Secured Party.

SECTION 14.3. Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement, nor consent to any departure by Grantor from its obligations under this Pledge Agreement, shall in any event be effective unless the same shall be in writing and signed by Secured Party and Grantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 14.4. Indemnification; Costs and Expenses. In addition to, but not in qualification or limitation of, any similar obligations under other Loan Documents:

(a) Grantor will indemnify Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), WHETHER OR NOT SUCH CLAIMS, LOSSES AND LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT CAUSED BY OR ARISING OUT OF SUCH INDEMNIFIED PARTY’S OWN NEGLIGENCE OR STRICT LIABILITY, except to the extent such claims, losses or liabilities are proximately caused by such indemnified party’s individual gross negligence or willful misconduct.

(b) Grantor will upon demand pay to Secured Party the amount of any and all costs and expenses, including the reasonable fees and disbursements of Secured Party’s counsel and of any experts and agents, which Secured Party may incur in connection with (i) the preparation of this Pledge Agreement and the perfection and preservation of the security interests created under this Pledge Agreement, (ii) the administration of this Pledge Agreement, (iii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, or (iv) the exercise or enforcement of any of the rights of Secured Party hereunder.

SECTION 14.5. Notices. All notices and other communications provided for hereunder shall be in writing and shall be given or made as provided in the Credit Agreement.

SECTION 14.6. No Waiver; Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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SECTION 14.7. Headings. The various headings of this Pledge Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Pledge Agreement or any provisions thereof.

SECTION 14.8. Severability. If any provision of this Pledge Agreement is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, this Pledge Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Pledge Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

SECTION 14.9. Governing Law; Jurisdiction; Etc.

(a) THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY PROPERTY INTENDED AS SECURITY FOR THE OBLIGATIONS IS LOCATED NECESSARILY GOVERN (I) THE PERFECTION AND PRIORITY OF THE LIENS IN FAVOR OF SECURED PARTY WITH RESPECT TO SUCH PROPERTY, AND (II) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH PROPERTY.

(b) Grantor hereby irrevocably submits to the jurisdiction of any Colorado State or Federal court sitting in the District of Colorado over any action or proceeding arising out of or relating to this Pledge Agreement, and Grantor hereby irrevocably agrees that all claims with respect to such action or proceeding may be heard and determined in such Colorado State or Federal court. Grantor irrevocably consents to the service of any and all process in any such action or proceeding by the delivery by Federal Express or other nationally recognized overnight delivery service of copies of such process to such Person at its address specified in Section 12.1 (or any successor provision(s) of such section) of the Credit Agreement. Grantor agrees that a final judgment on any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 7.9(b) shall affect any right of Secured Party to serve legal process in any other manner permitted by Law or affect the right of Secured Party to bring any action or proceeding against Grantor or any Subsidiary or their respective properties in the courts of any other jurisdictions. To the extent that Grantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Person hereby irrevocably waives such immunity with respect to its obligations under this Pledge Agreement.

SECTION 14.10. Waiver of Jury Trial. GRANTOR AND SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

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SECTION 14.11. Entire Agreement. This Pledge Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 14.12. Counterparts. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of a counterpart hereof via facsimile or electronic mail transmission shall be deemed an original signature hereto.

SECTION 14.13. Release of Collateral and Liens. Notwithstanding any other provision of this Pledge Agreement (save for Section 2.4 herein and any other provisions of this Pledge Agreement that survive termination or release of this Pledge Agreement), this Pledge Agreement and all obligations of Grantor hereunder shall be released when all of the Secured Obligations have been paid in full in cash or otherwise performed in full and neither Secured Party nor any other Secured Party has any further commitment to make any Loan, advance or credit extension to, or for the benefit of, Grantor. Upon such termination and release, Secured Party shall return to Grantor such of the Collateral and such other documents delivered by Grantor hereunder as may then be in Secured Party’s possession, subject to the rights of third parties, and without recourse, warranty or representation to or by Secured Party. Until such time, however, this Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 14.14. Legal Counsel; Drafting. Grantor represents and warrants that it has consulted with its legal counsel regarding this Pledge Agreement and all waivers contained hereunder. The parties hereto agree that they have been represented by counsel during the negotiation, preparation, and execution of this Pledge Agreement and, therefore, waive the application of any law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

SECTION 14.15. Additional Matters. This Pledge Agreement is entered into for the sole protection and benefit of Secured Party and its successors and assigns, and no other Person (other than any indemnitee specified herein or in any other Loan Document) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Pledge Agreement. Secured Party, by its acceptance of this Pledge Agreement, shall not have any obligations under this Pledge Agreement to any Person other than Grantor, and such obligations shall be limited to those expressly stated herein.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Pledge Agreement (Post-Closing) to be duly executed and delivered by its authorized officer as of the date first above written.

CLEAN COAL SOLUTIONS, LLC, as Grantor

By:	/s/ Charles S. McNeil
Name:	Charles S. McNeil
Title:	Manager

COBIZ BANK, as Secured Party

By:	/s/ Doug Pogge
Name:	Doug Pogge
Title:	Senior Vice President

[Signature Page To Clean Coal Solutions, LLC Pledge Agreement (Post-Closing)]

SCHEDULE 1

to Pledge Agreement

Location of Chief Place of Business, Chief Executive Office and Records

ADA-ES

8100 SouthPark Way, Unit B

Littleton, Colorado 80120

Attn: Dr. Michael Durham

Facsimile: 303.734.0330

Email: miked@adaes.com

NexGen Refined Coal, LLC

3300 South Parker Road, Suite 300

Attn: Charles S. McNeil, President

Facsimile: 303.751.9210

email: cmcneil@nexgen-group.com

SCHEDULE 2

to Pledge Agreement

Legal Name, Jurisdiction of Organization, etc.

Legal Name:	Clean Coal Solutions, LLC

Jurisdiction of Organization:	Colorado

Organizational ID:	20061445355

Other Disclosures:

On January 10, 2007, Grantor changes its name from ADA-NexCoal, LLC to Clean Coal Solutions, LLC.

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EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

For the [Fiscal Quarter] ended [month] [year] (the “Financial Statement Date”)

To: CoBiz Bank, 821 17th Street, Denver, CO 80202, Attn: Doug Pogge

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 28, 2011 (together with any further amendments, restatements, replacements, supplements or other modifications thereof, the “Credit Agreement”), between Clean Coal Solutions, LLC, a Colorado limited liability company (“Borrower”), and CoBiz Bank, a bank doing business in the State of Colorado as Colorado Business Bank (“Lender”) Capitalized terms and references used herein and not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

The Manager of Borrower executing this Compliance Certificate on behalf of Borrower hereby certifies as of the date hereof that he is a duly appointed, qualified and acting Manager of Borrower and that, as such, he is authorized to execute and deliver this Compliance Certificate to Lender on behalf of Borrower.

The undersigned Manager of Borrower hereby further certifies (solely in his capacity as a Manager of Borrower and not individually) that:

    1. Attached hereto as Schedule 1 are the [audited][unaudited] financial statements required by Section 7.1[(a)][(b)] of the Credit Agreement for the [Fiscal Yeart][Fiscal Quarter] ended as of the above Financial Statement Date. Such financial statements present fairly in all material respects the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied[, subject to normal year-end audit adjustments and the absence of footnotes].

    2. The undersigned Manager has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Schedule 1.

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    [3. No Default or Event of Default has occurred or is continuing as of the date hereof.]

    [3. the following Default[s] or Event[s] of Default exist[s] as of the date hereof, if any, and the actions set forth below are being taken to remedy such circumstances:

____________________________________.]

4. Attached hereto as Schedule 2 are the computations showing compliance with the covenant set forth in Article IX of the Credit Agreement as of the above Financial Statement Date. The statements, amounts, and calculations in Schedule 2 are true and correct in all material respects.

5. No change in GAAP or in the application thereof has occurred since the date of the unaudited financial statements referred to in Section 6.4 of the Credit Agreement (or, if more recent, the audited or unaudited financial statements most recently delivered pursuant to Section 7.1(a) or (b) of the Credit Agreement), except as set forth below.

Described below are the exceptions, if any, to paragraph 5 by listing, in detail, the nature of the change, the period during which it has existed and the effect of such change on the financial statements attached hereto as Schedule 1:

    6. Attached hereto as Schedule 3 is a complete and accurate list of all Subsidiaries of Borrower as of the date hereof, including whether each such Subsidiary is or is not a Material Subsidiary as of the date hereof.

    7. Attached hereto as Schedule 4 is a complete and accurate list or summary of (a) all dividends, distributions or other monies received by Borrower from its Subsidiaries during the Fiscal Quarter ending on the above Financial Statement Date (identified separately by Subsidiary) and (b) all dividends or distributions made by Borrower to its Equity holders pursuant to Section 8.3(c) of the Credit Agreement during the Fiscal Quarter ending on the above Financial Statement Date.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of [month, day] [year].

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Clean Coal Solutions, LLC

By:	/s/ Charles S. McNeil
Name:	Charles S. McNeil
Title:	Manager

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SCHEDULE 1

Disclosure Schedule

Section 6.5: Subsidiaries of Borrower

Existing Subsidiary	Material Subsidiary as of Closing Date?

AEC-NM, LLC, a Colorado limited liability company	YES

AEC-TH, LLC, a Colorado limited liability company	YES

AEP-CC, LLC, a Colorado limited liability company	NO

AEP-TC, LLC, a Colorado limited liability company	NO

AEP-KC, LLC, a Colorado limited liability company	NO

AEP-Kam, LLC, a Colorado limited liability company	NO

Am-C, LLC, a Colorado limited liability company	NO

Am-S, LLC, a Colorado limited liability company	NO

Aq-S, LLC, a Colorado limited liability company	NO

Con-C, LLC, a Colorado limited liability company	NO

Dy-B, LLC, a Colorado limited liability company	NO

Dom-K, LLC, a Colorado limited liability company	NO

Dom-S, LLC, a Colorado limited liability company	NO

KCP-La, LLC, a Colorado limited liability company	NO

MWG-J, LLC, a Colorado limited liability company	NO

MWG-P, LLC, a Colorado limited liability company	NO

MWG-WC, LLC, a Colorado limited liability company	NO

NIP-MC, LLC, a Colorado limited liability company	NO

NIP-S, LLC, a Colorado limited liability company	NO

TVA-A, LLC, a Colorado limited liability company	NO

X-K, LLC, a Colorado limited liability company	NO

Schedule 1 - 1

Section 6.6: Litigation

None.

Section 6.7: ERISA Matters

None.

Section 6.13: Environmental Disclosure

None.

Schedule 1- 2